Exhibit 10.52

EXECUTION VERSION

LIMITED PARTNERSHIP AGREEMENT

OF

CLIPPER REALTY L.P.

Dated as of: August 3, 2015

THE SECURITIES REFERENCED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

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“GAAP”	8
“General Partner”	8
“General Partner Payment”	8
“General Partnership Interest”	8
“Holder”	8
“Incapacity”	8
“Indemnified Party”	8
“IRS”	8
“Limited Partner”	9
“Limited Partnership Interest”	9
“Liquidating Event”	9
“Liquidating Gains”	9
“Liquidating Losses”	9
“Liquidator”	9
“LTIP Unit”	9
“LTIP Unit Initial Sharing Percentage”	9
“LTIP Unitholder”	9
“Majority in Interest”	9
“Net Income”	10
“Net Loss”	10
“New Securities”	10
“Nonrecourse Built-in Gain”	10
“Nonrecourse Deductions”	10
“Nonrecourse Liability”	10
“Notice of Redemption”	10
“OP Unit”	10
“OP Unit Economic Balance”	10
“Ownership Limit”	11
“Partner”	11
“Partner Minimum Gain”	11
“Partner Nonrecourse Debt”	11
“Partner Nonrecourse Deductions”	11
“Partnership”	11
“Partnership Interest”	11
“Partnership Minimum Gain”	11
“Partnership Record Date”	11
“Partnership Unit”	12
“Partnership Year”	12
“Percentage Interest”	12
“Person”	12
“Preferred Unit”	12
“Publicly Traded”	12
“Recapture Income”	12
“Redeeming Partner”	12
“Redemption Right”	13
“Regulations”	13

-ii-

“REIT”	13
“REIT Expenses”	13
“REIT Requirements”	13
“Residual Gain” or “Residual Loss”	13
“Safe Harbors”	13
“SEC”	14
“Securities Act”	14
“Share”	14
“Shares Amount”	14
“Specified Redemption Date”	14
“Subsidiary”	14
“Substituted Limited Partner”	14
“Successor Entity”	15
“Terminating Capital Transaction”	15
“Termination Transaction”	15
“Unrealized Gain”	15
“Unrealized Loss”	15
“Unvested LTIP Unit”	15
“Value”	15
“Vested LTIP Unit”	15
“Vesting Agreement”	16

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1	Organization	16
Section 2.2	Name	16
Section 2.3	Registered Office and Agent; Principal Office	16
Section 2.4	Power of Attorney	16
Section 2.5	Term	18
Section 2.6	Admission of Limited Partners	18

ARTICLE III
PURPOSE

Section 3.1	Purpose and Business	18
Section 3.2	Powers	19
Section 3.3	Representations and Warranties by the Partners	19
Section 3.4	Partnership Only for Purposes Specified	22

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES
OF PARTNERSHIP INTERESTS

Section 4.1	Capital Contributions of the Partners	22
Section 4.2	Issuances of Partnership Interests.	23
Section 4.3	Contribution of Proceeds of Issuance of Securities by the General Partner	26

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-iv-

-v-

-vi-

EXHIBIT A

PARTNERS AND
PARTNERSHIP INTERESTS

EXHIBIT B

CAPITAL ACCOUNT MAINTENANCE

EXHIBIT C

SPECIAL ALLOCATION RULES

EXHIBIT D

NOTICE OF REDEMPTION

EXHIBIT E

DESIGNATION OF THE PREFERENCES, CONVERSION

AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,

LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS

AND CONDITIONS OF REDEMPTION OF THE LTIP UNITS

LIMITED PARTNERSHIP AGREEMENT
OF
CLIPPER REALTY L.P.

THIS LIMITED PARTNERSHIP AGREEMENT OF Clipper Realty L.P. (this “Agreement”), dated as of August 3, 2015, is entered into by and among Clipper Realty Inc., a Maryland corporation (the “General Partner”), as the general partner of the Partnership, and the General Partner on behalf of and as attorney-in-fact for each of the persons identified on Exhibit A hereof as a Limited Partner in the Partnership, together with any other Persons who become Partners in the Partnership as provided herein.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1            Definitions.

Each of the following terms shall have the meaning set forth below:

“704(c) Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties contributed in a single or integrated transaction among such properties.

“Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §17-101, et seq., as the same may hereafter be amended from time to time, and any successor thereto.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.2 hereof and shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to a Partner, the Capital Account maintained for such Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore to the Partnership pursuant to any provision of this Agreement or is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to a Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property or other asset the Carrying Value of which has been adjusted pursuant to Exhibit B hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) the General Partner (a) declares or pays a dividend on the outstanding Common Shares wholly or partly in Common Shares or makes a distribution to all holders of the outstanding Common Shares wholly or partly in Common Shares, (b) splits or subdivides the outstanding Common Shares or (c) effects a reverse stock split or otherwise combines the outstanding Common Shares into a smaller number of Common Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Common Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of Common Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) the General Partner distributes any rights, options or warrants to all holders of Common Shares to subscribe for or to purchase or to otherwise acquire Common Shares (or other securities or rights convertible into, exchangeable for or exercisable for Common Shares) at a price per share less than the Value of a Common Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights, or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Common Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Common Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Common Shares purchasable under such Distributed Rights times the minimum purchase price per Common Share under such Distributed Rights and (2) the denominator of which is the Value of a Common Share as of the record date (or, if later, the date such Distributed Rights become exercisable);provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Common Shares or any change in the minimum purchase price for the purposes of the above fraction;

(iii) the General Partner shall, by dividend or otherwise, distribute to all holders of Common Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders of the General Partner entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Common Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a Common Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Common Share; and

(iv) an entity other than the General Partner shall become the General Partner of the Partnership pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor by the number of shares of the Successor Entity into which one Common Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event. Notwithstanding the foregoing, the Adjustment Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, Common Shares and/or rights, options or warrants to acquire Partnership Units and/or Common Shares with respect to all applicable Partnership Units or effects a reverse split of, or otherwise combines, the Partnership Units, as applicable, that is comparable as a whole in all material respects with such an event, or in connection with an event described in clause (iv) above, the consideration in Section 11.2.B hereof is paid.

“Affiliate” means, with respect to any Person, (a) any Person directly or indirectly controlling or controlled by or under common control with such Person, (b)  any director, general partner or trustee of such Person or any Person referred to in clause (a) above. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property, the 704(c) Value of such property at the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (ii) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations.

“Agreement” means this Limited Partnership Agreement, as it may be amended, supplemented or restated from time to time.

“Articles of Incorporation” means the Articles of Incorporation of the General Partner, as filed with the Maryland State Department of Assessments and Taxation, or, if the General Partner is not a Maryland corporation, the equivalent corresponding organizational instrument(s) governing the General Partner, in either case as the same may be amended, supplemented or restated from time to time.

“Assignee” means any permitted transferee of a Partnership Unit that has not been admitted by the General Partner as a Substituted Limited Partner and, therefore, is entitled only to the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made, the amount of cash available for distribution by the Partnership as determined by the General Partner in its sole and absolute discretion.

“Bankruptcy” with respect to any Person shall be deemed to have occurred when (i) the Person commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against any such Person under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Person, (iii) the Person executes and delivers a general assignment for the benefit of the Person’s creditors, (iv) the Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding of the nature described in clause (ii) above, (v) the Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Person or for all or any substantial part of the Person’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without the Person’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment or (viii) an appointment referred to in clause (vii) above is not vacated within 90 days after the expiration of any such stay.

“Book-Up Target” for each LTIP Unit means the lesser of (i) the OP Unit Economic Balance as determined on the date such LTIP Unit was granted and as reduced (not to less than zero) by allocations of Liquidating Gains pursuant to Section 6.1.E(i) and reallocations of Economic Capital Account Balances to such LTIP Unit as a result of a forfeiture of an LTIP Unit, as determined by the General Partner and (ii) the amount required to be allocated to such LTIP Unit for the Economic Capital Account Balance, to the extent attributable to such LTIP Unit, to be equal to the OP Unit Economic Balance. Notwithstanding the foregoing, the Book-Up Target shall be equal to zero (0) for any LTIP Unit for which the Economic Capital Account Balance attributable to such LTIP Unit has, at any time, reached an amount equal to the OP Unit Economic Balance determined as of such time.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be the difference between such Partner’s Capital Account balance as maintained pursuant to Exhibit B hereof and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained, with respect to each such Contributed Property or Adjusted Property, strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.

“Capital Account” means, with respect to a Partner, the Capital Account maintained for that Partner pursuant to Exhibit B hereof.

“Capital Contribution” means, with respect to a Partner, all cash, cash equivalents and the Agreed Value of Contributed Property the Partner has contributed or is deemed to have contributed to the Partnership pursuant to Section 4.1, Section 4.2 or Section 4.3 hereof.

“Carrying Value” means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners’ Capital Accounts following the contribution of or adjustment with respect to such property; and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cash Amount” means with respect to a Redeeming Partner, the amount of cash equal to the product of (a) the Value of a Common Share and (b) such Redeeming Partner’s Shares Amount determined as of the date of receipt by the Partnership of such Redeeming Partner’s Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Certificate” means the Certificate of Limited Partnership of the Partnership as filed in the office of the Delaware Secretary of State on July 21, 2015, as amended, restated and supplemented from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities

“Closing Price” means, on any date, the last sale price for Common Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Common Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which such Common Shares are listed or admitted to trading or, if such Common Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the principal other automated quotation system that may then be in use or, if such Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such Common Shares, the fair market value of the Common Shares, as determined in good faith by the Board of Directors of General Partner.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Share” means a share of common stock of the General Partner, $0.01 par value per share.

“Consent” means the consent or approval by a Partner given in accordance with Section 14.2 hereof.

“Contributed Property” means each property or other asset (but excluding cash and cash equivalents), in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B but shall thereafter be an Adjusted Property for such purposes.

“Controlled Entity” means, as to any Partner, (a) any corporation more than 25% of the outstanding voting stock of which is owned by such Partner and such Partner’s Family Members and Affiliates, (b) any trust, whether or not revocable, of which such Partner and such Partner’s Family Members and Affiliates are the sole initial income beneficiaries, (c) any partnership of which such Partner or such Partner’s Family Members and Affiliates are the managing partners and in which such Partner, such Partner’s Family Members and Affiliates hold partnership interests representing at 25% of such partnership’s capital and profits and (d) any limited liability company of which such Partner or such Partner’s Family Members and Affiliates are the managers and in which such Partner, such Partner’s Family Members and Affiliates hold membership interests representing at least 25% of such limited liability company’s capital and profits.

“Convertible Funding Debt” has the meaning set forth in Section 7.5.D hereof.

“Current Per Share Market Price” on any date shall mean the average of the Closing Prices for the five consecutive Trading Days ending on such date.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or other assets or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or other assets or services secured by any lien on any property or other assets owned by such Person, to the extent attributable to such Person’s interest in such property or other assets, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized.

“Deemed Partnership Unit Value” as of any date means the Current Per Share Market Price as of the Trading Day immediately preceding such date; provided, however, that Deemed Partnership Unit Value shall be adjusted in a manner consistent with the provisions of the definition of the term “Adjustment Factor” in the event of any stock dividend, stock split, stock distribution or similar transaction to avoid any dilution in the Redemption Rights of any Limited Partner.

“Depreciation” means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero (0), Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Distributed Right” shall have the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to LTIP Unitholders, their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System or any successor system for filing information, documents or reports with the SEC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or Title of ERISA shall be deemed to include a reference to any corresponding provision of future law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” means, as to a Person that is an individual, such Person’s spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister and any limited liability company or inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person, his or her spouse, ancestors (whether by blood or by adoption or step-ancestors by marriage), descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and descendants (whether by blood or by adoption or step-descendants by marriage) of a brother or sister are initial income beneficiaries.

“Final Adjustment” shall have the meaning set forth in Section 10.3.B.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” means Clipper Realty Inc., a Maryland corporation, or any Person who becomes a successor general partner of the Partnership.

“General Partner Payment” has the meaning set forth in Section 15.13 hereof.

“General Partnership Interest” means a Partnership Interest held by the General Partner in its capacity as general partner of the Partnership. A General Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units. The Percentage Interest in the Partnership represented by such General Partnership Interest is set forth in Exhibit A hereof, as such Exhibit may be amended and restated from time to time.

“Holder” means either (i) a Partner or (ii) an Assignee that owns a Partnership Unit.

“Incapacity” or “Incapacitated” means, (a) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate, (b)  as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation’s charter, (c) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership, (d) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership, (e) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee), and (b) the Bankruptcy of such Partner, or (f) as to any Partner, the Bankruptcy of such Partner.

“Indemnified Party” means (a) any Person made a party to a proceeding by reason of its status as (i) the General Partner or any successor thereto or (ii) an officer or director, as applicable, of the Partnership, the General Partner or a subsidiary thereof (including by reason of being named a Person who is about to become a director) and (b) such other Persons as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person named as a Limited Partner of the Partnership in Exhibit A hereof, as such Exhibit may be amended and restated from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Partner in the Partnership held by that Partner in its capacity as a Limited Partner and representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” means any net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B hereof.

“Liquidating Losses” means any net capital loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Carrying Value of Partnership assets under Section 1.D of Exhibit B hereof.

“Liquidator” has the meaning set forth in Section 13.2.A hereof.

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Exhibit E hereof. The allocation of LTIP Units among the LTIP Unitholders shall be set forth on Exhibit A hereof, as may be amended from time to time.

“LTIP Unit Initial Sharing Percentage” means such percentage as is set forth in the vesting agreement or other applicable documentation pursuant to which such LTIP Unit was awarded or, if no such percentage is stated, 100%.

“LTIP Unitholder” means a holder of LTIP Units.

“Majority in Interest” means Partners who hold more than 50% of the outstanding Partnership Units; provided, however, with respect to any matter to be voted on by the Partners, (A) there also shall be included in the denominator of the computation all (i) Preferred Units of any class, or series thereof, if any, and (ii) any Partnership Units of any other class, or series thereof, if any, in each case that are expressly entitled to vote thereon with the holders of OP Units, as a single class, pursuant to the terms of such Partnership Unit or this Agreement, and (B) there shall be included in the numerator of the computation all Partnership Units of each class or series thereof reflected in the denominator that have been voted in favor of the matter proposed for consideration.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Securities Exchange Act of 1934, as amended, or any other exchange (domestic or foreign, and whether or not so registered) designated by the General Partner as a National Securities Exchange.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B hereof. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C hereof, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without taking such item into account.

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B hereof. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C hereof, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without taking such item into account.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares, excluding grants under any Stock Option Plan, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i) above.

“Nonrecourse Built-in Gain” has the meaning set forth in Regulations Section 1.752-3(a)(2).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means a Notice of Redemption substantially in the form of Exhibit D hereof.

“OP Unit” means a Partnership Unit, but does not include any LTIP Unit, Preferred Unit, or any other Partnership Unit specified in a Partnership Unit Designation as being other than an OP Unit.

“OP Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of OP Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.1.E, divided by (ii) the number of the General Partner’s OP Units.

“Outside Limited Partner” means a holder of a Limited Partnership Interest that is not the General Partner nor an affiliate of the General Partner.

“Ownership Limit” means the restrictions on ownership and transfer of Common Shares imposed under the Articles of Incorporation.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership heretofore formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means a Limited Partnership Interest or the General Partnership Interest, as the context requires, and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be (but is not required to be) expressed as a number of Partnership Units. The General Partnership Interest and the Limited Partnership Interests shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner either (i) for the making of any distribution pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution received by the General Partner if the shares of common stock (or comparable equity interests) of the General Partner are Publicly Traded, or (ii) if applicable, for determining the Partners entitled to vote on or consent to any proposed action for which the consent or approval of the Partners is sought pursuant to Section 14.2 hereof.

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 and Section 4.2 hereof, and includes OP Units, LTIP Units and any other class, or series thereof, of Partnership Units established after the date hereof, including Preferred Units. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units (other than Preferred Units) are set forth in Exhibit A hereof, as such Exhibit may be amended and restated from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Partnership Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

“Partnership Unit Designation” has the meaning set forth in Section 4.2.A.

“Partnership Year” means the fiscal year of the Partnership.

“Percentage Interest” means, as to a Partner, its interest in the Partnership (other than with respect to any interest in a Preferred Unit) as determined by dividing the total number of OP Units (and LTIP Units, other than to the extent provided in the applicable LTIP Unit designation) owned by such Partner by the total number of OP Units (and LTIP Units, other than to the extent provided in any applicable LTIP Unit designation) then outstanding as specified in Exhibit A hereof, as such exhibit may be amended and restated from time to time.

“Person” means any individual, corporation, sole proprietorship, partnership, limited liability company, cooperative, association, trust, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Unit” means a Partnership Unit of any class or series thereof that (a) by its terms is entitled to a preference over OP Units with respect to the payment of distributions, including distributions upon liquidation or (b) has otherwise been designated by the General Partner as ranking senior in right, with respect to voting, redemption or otherwise, to the rights of OP Units.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, NYSE MKT, the NASDAQ Stock Market or another National Securities Exchange or any successor of the foregoing.

“Recapture Income” means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Redeemed Unit” has the meaning set for in Section 8.5.A hereof.

“Redeeming Partner” has the meaning set forth in Section 8.5.A hereof.

“Redemption Right” has the meaning set forth in Section 8.5.A hereof.

“Register” has the meaning set forth in Section 11.3.F hereof.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Section 856 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the continuity of existence of the General Partner (and any Person in which the General Partner owns an equity interest, to the extent not prohibited by Section 7.5.A, other than the Partnership (which Persons shall, for purposes of this definition, be included within the definition of “General Partner” herein)), including taxes, fees and assessments associated therewith (other than federal, state or local income taxes imposed upon the General Partner as a result of its failure to distribute to its shareholders an amount equal to its taxable income), any and all costs, expenses or fees payable to any trustee or director of the General Partner or such other Persons, (ii) costs and expenses relating to any offer or registration of securities by the General Partner (the proceeds of which will be contributed or advanced to the Partnership) and all statements, reports, fees and expenses incidental thereto, including, without limitation, selling commissions and placement fees applicable to any such offer of securities (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including tax returns and filings with the SEC and any stock exchanges on which the Common Shares are listed, (iv) costs and expenses associated with compliance by the General Partner with laws, orders, rules and regulations promulgated by any regulatory body, including the SEC, (v) costs and expenses associated with any 401(k) Plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the General Partner, (vi) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business, and (vii) such other costs and expenses, if any, as are specified by the General Partner in its discretion to be REIT Expenses; provided, however, that any of the foregoing expenses that are determined by the General Partner, in its sole and absolute discretion, to be expenses relating to the ownership and operation of, or for the benefit of, the Partnership shall be treated as reimbursable expenses under Section 7.4.B hereof rather than as “REIT Expenses”.

“REIT Requirements” has the meaning set forth in Section 5.1.A hereof.

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.1(a) or 2.B.2(a) of Exhibit C hereto to eliminate Book-Tax Disparities.

“Rights” is defined in the definition of “Shares Amount”.

“Safe Harbors” has the meaning set forth in Section 11.6.F hereof.

“SEC”  means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Share” means a share of stock (or other comparable equity interest) of the General Partner. Shares may be issued in one or more classes, or series thereof, in accordance with the terms of the Articles of Incorporation. In the event that the General Partner has outstanding securities of more than one class (or series thereof), the term “Shares” shall, as the context requires, be deemed to refer to the class or series of Shares that correspond to the class or series of Partnership Interests for which the reference to Shares is made. When used with reference to OP Units, the term “Shares” refers to Common Shares.

“Shares Amount” means a number of Common Shares equal to the product of (a) the number of Redeemed Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Redeemed Units; provided, however, that in the event the General Partner issues to all holders of Common Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase Common Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Shares Amount shall also include such Rights that a holder of that number of Common Shares would be entitled to receive, expressed, where relevant hereunder, in a number of Common Shares determined by the General Partner in good faith.

“Specified Redemption Date” means the 10th Business Day following receipt by the Partnership of a Notice of Redemption; provided, that, if the Common Shares are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the Partnership of a Notice of Redemption.

“Stock Option Plan” means any share or stock incentive plan or similar compensation arrangement of the General Partner, the Partnership or any Affiliate of the Partnership or the General Partner, as the context may require.

“Subsidiary” means, with respect to any Person, any real estate investment trust, corporation, partnership, limited liability company or other entity (i) of which a majority of (a) the voting power of the voting equity securities, or (b) the outstanding equity interests, is owned, directly or indirectly, by such Person, or (ii) of which (a) 25% of either the voting or power of the voting equity securities or the outstanding equity interests, is owned, directly or indirectly, by such Person and (b) is controlled by such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controlled” has a meaning correlative to the foregoing.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Successor Entity” has the meaning set forth in the definition of “Adjustment Factor” herein.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership for cash or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Trading Days” means days on which the primary trading market for Common Shares, if any, is open for trading or, if the Common Shares are not listed or admitted to trading, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer,” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that “Transfer” does not include any exchange of Class B Units of limited liability company Subsidiaries (as defined in the limited liability company agreements of such Subsidiaries), pursuant to the exercise of the Redemption Right. The terms “Transferred” and “Transferring” have correlative meanings.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereto) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

“Unvested LTIP Unit” means all LTIP Units other than Vested LTIP Units.

“Value” means, on any date of determination with respect to a Common Share, the average of the daily Market Prices for ten consecutive trading days immediately preceding the date of determination; with respect to an exercise of the Redemption Right, the “date of determination” shall be the date of receipt by the Partnership of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term “Market Price” on any date shall mean, with respect to the Common Shares, the Closing Price for such Common Shares on such date. In the event that the Shares Amount includes Rights that a holder of Common Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner, acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Unit” means all LTIP Units that have vested and are no longer subject to forfeiture under the terms of the relevant Vesting Agreement.

“Vesting Agreement” has the meaning set forth in Exhibit E hereof.

ARTICLE II
ORGANIZATIONAL MATTERS

Section 2.1            Organization.

The Partnership is a limited partnership formed and existing under the Act for the purposes and upon the terms and conditions set forth herein. Except as otherwise expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interests of each Partner shall be personal property for all purposes.

Section 2.2            Name.

The name of the Partnership is “Clipper Realty L.P.” The Partnership’s business may be conducted under any other name(s) selected by the General Partner, including the name of the General Partner or any Affiliate thereof. The words or letters “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name when necessary to comply with the laws of any jurisdiction that so requires. The General Partner has the sole and exclusive right to change the name of the Partnership at any time and from time to time as it determines in discretion.

Section 2.3            Registered Office and Agent; Principal Office.

The address of the Partnership’s registered office in the State of Delaware is c/o United Corporate Services, Inc., 874 Walker Road Suite C, Dover, Delaware 19904. The registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be United Corporate Services, Inc. or such other Person as the General Partner may select in its sole and absolute discretion by notice to the Limited Partners. The principal office of the Partnership shall be Clipper Realty L.P., 4611 12th Avenue, Brooklyn, New York 11219 or such other place as the General Partner may designate from time to time in its sole and absolute discretion. The Partnership may maintain offices at such other place(s) within or outside the State of Delaware as the General Partner deems advisable in its sole and absolute discretion.

Section 2.4            Power of Attorney.

A.           General. Each Limited Partner and each Assignee, upon receipt of its Partnership Interest, irrevocably constitutes and appoints the General Partner, any Liquidator, and, in each case any officers, directors, trustees, employees, attorneys-in-fact and other Persons acting on behalf thereof, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)	execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership now conducts, or in the future may conduct, business or own property; (b) all instruments that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator, or in each case any Person acting on behalf thereof, deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of a Partnership Interest; and

(2)	execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, or in each case any Person acting on behalf thereof, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, or in each case any Person acting on behalf thereof, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator, or in each case any Person acting on behalf thereof, to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for herein.

B.            Duration of Power. The foregoing power of attorney is irrevocable and is expressly acknowledged as a special power, coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner, any Liquidator and, in each case any Person acting on behalf thereof, to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or other Partnership Interests (as the case may be) and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, any Liquidator and Persons acting on behalf of each, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner, any Liquidator and any Person acting on behalf of either of them, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner, the Liquidator and any Person acting on behalf of either of them, within 15 days after receipt of each request therefor, such further designation, powers of attorney and other instruments as the General Partner, the Liquidator or any Person acting on behalf of either of them (as the case may be), deems necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.

Section 2.5            Term.

The term of the Partnership commenced on July 21, 2015, the date on which the Partnership’s Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware, and shall continue perpetually, unless the Partnership is dissolved pursuant to Article XIII hereof or as otherwise required by law.

Section 2.6            Admission of Limited Partners.

On the date hereof each of the Persons identified as a Limited Partner of the Partnership on Exhibit A hereof is hereby admitted to the Partnership as a Limited Partner of the Partnership. Additional Persons may be admitted as Limited Partners only in accordance with the terms of this Agreement, specifically including the provisions of Article XII.

ARTICLE III
PURPOSE

Section 3.1            Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership under the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership or voluntarily revokes its election to be a REIT; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary, convenient or incidental to the foregoing. The Partners acknowledge that the status of the General Partner as a REIT inures to the benefit of all Partners and not solely to the General Partner.

Section 3.2            Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Partnership by the General Partner pursuant to this Agreement including, without limitation, directly or through ownership of interests in other entities, to enter into, perform and carry out contracts of any kind, borrow or lend money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property and interests therein, and lease, exchange, sell, transfer and dispose of real property or interests therein. Without limiting the foregoing, and notwithstanding anything to the contrary in this Agreement or the Act, any decision or act taken or other thing done by the General Partner on behalf of the Partnership, and any decision of the General Partner to refrain from taking any act or doing any other thing on behalf of the Partnership, undertaken by the General Partner on the basis or with the belief that such action or omission is necessary, useful or advisable or appropriate, as determined in the General Partner in its sole and absolute discretion, in order (i) to protect or further the ability of the General Partner to qualify and continue to qualify as a REIT, or (ii) to avoid the General Partner incurring any additional taxes under Section 857 or Section 4981 of the Code, or any related or successor provision of the Code or (iii) to avoid the violation any law, regulation or order of any governmental body or agency having jurisdiction over the General Partner or the Partnership or any securities of any of the foregoing, is expressly authorized by this Agreement, is deemed consented to by all of the Limited Partners, and does not, and will not be construed to, violate any duty of the General Partner to the Partnership or any other Partner.

Section 3.3            Representations and Warranties by the Partners.

A.           Each Partner that is a natural person (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants to, and covenants with and for the benefit of, each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform his or her obligations hereunder, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to be performed by such Partner do not and will not conflict with or result in a breach or violation of, or a default under, any agreement or other instrument by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and/or (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (v) no authorization, approval, consent or order of any court or governmental authority or agency or any other Person is required in connection with the execution and delivery of this Agreement or the becoming of an Additional Limited Partner or a Substituted Limited Partner, except as may have been received prior to the date of this Agreement (or, if applicable, the later date on which such Additional Limited Partner or Substituted Limited Partner is making this representation).

B.           Each Partner that is not a natural person (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by such Partner have been duly authorized by all necessary action, including without limitation, that of such Partner’s managing member(s), general partner(s), managers, members, committee(s), trustee(s), beneficiaries, director(s), officer(s) and/or shareholder(s), as the case may be, as required, (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not conflict with, result in a breach or violation of, or a default under, such Partner’s certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, declaration of trust, articles of incorporation or bylaws, as the case may be, any agreement or other instrument by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its members, partners, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (v) no authorization, approval, consent or order of any court or governmental authority or agency or any other general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association is required in connection with the execution and delivery of this Agreement, except as may have been received prior to the date of this Agreement.

C.           Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, as applicable) acknowledges, represents, warrants and agrees that it:

(1)	has acquired and continues to hold Partnership Units for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, at any particular time or under any predetermined circumstances, and will not sell or otherwise dispose of such Partnership Units except pursuant to the exercise of a Redemption Right or otherwise in accordance with this Agreement and in compliance with the registration requirements or exemption provisions of any applicable state securities law;

(2)	is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and has knowledge and experience in financial and business matters sufficient to evaluate the risks of investment in the Partnership Units;

(3)	has a sufficiently high net worth that it is able to bear all risks of the investment in the Partnership Units for an indefinite period of time including the risk of a complete loss of its investment in the Partnership Units, and does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment; and

(4)	has made its own independent investigation of the Partnership and the business conducted and proposed to be conducted by the Partnership, including consultation with its own counsel and tax adviser, to the extent deemed necessary by it, as to all legal and taxation matters covered by this Agreement, and has not relied on the Partnership for any explanation of the application of the various federal or state securities laws or tax laws with regard to its acquisition of the Partnership Interest.

D.            Each Partner further represents, warrants, covenants and agrees as follows.

(1)	Upon request of the General Partner, it will promptly disclose to the General Partner the amount of Common Shares and other capital shares of the General Partner that it actually or constructively owns; and

(2)	Without the consent of the General Partner, which may be given or withheld in the General Partner’s sole and absolute discretion, no Partner shall do any act or thing that would cause the Partnership at any time to have more than 100 partners (including as partners those Persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Partnership).

E.            The representations and warranties contained in this Section 3.3 shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

F.            Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner, as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, as applicable) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or Affiliate of any Partner or any employee or representative of any Partner or Affiliate of any Partner by virtue of this Agreement or otherwise (unless such representations are set forth in a separate written agreement given by a such Partner or other Person to or for the express benefit of the Partner in connection with the transactions resulting in such Person becoming a Partner), and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

G.            Notwithstanding the foregoing, the General Partner may permit the modification of any of the representations and warranties contained in Section 3.3 hereof as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.

Section 3.4            Partnership Only for Purposes Specified.

The Partnership is a limited partnership formed pursuant to the Act only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, joint venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Person, in such Person’s capacity as a Partner, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations, if any, arising pursuant to and as limited by the terms of this Agreement and the Act.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND ISSUANCES
OF PARTNERSHIP INTERESTS

Section 4.1            Capital Contributions of the Partners.

A.            Capital Contributions. At the time of each Partner’s execution of this Agreement, the Partner shall make or shall have previously made Capital Contributions as set forth for that partner in Exhibit A hereof. The Partners shall own Partnership Units of the class, or series thereof, and in the amount(s) set forth in Exhibit A and shall have a Percentage Interest in the Partnership which shall be set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, additional Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner’s Percentage Interest. Except as provided in Section 4.2, Section 7.5 and Section 10.5 hereof, the Limited Partners shall have no obligation or, except with the prior written consent of the General Partner, right to make any additional Capital Contributions or loans to the Partnership. Each Limited Partner that contributes any Contributed Property shall promptly provide the General Partner with any information regarding such Contributed Property that is requested by the General Partner, including for Partnership tax return reporting purposes. Capital Contributions by the General Partner in the form of cash and cash equivalents will be deemed to equal the U.S. Dollar value of the assets contributed by the General Partner plus (i) in the case of cash Capital Contributions funded by an offering of any equity interests in or other securities of the General Partner, the offering costs attributable to such cash Capital Contribution, and (ii) in the case of Partnership Units issued pursuant to Section 7.5.C hereof, an amount equal to the difference between the Value of the Common Shares sold pursuant to any Stock Option Plan and the net proceeds of such sale.

B.            General Partnership Interest. The General Partnership Interest shall be the OP Units held by the General Partner. The General Partner, in its sole and absolute discretion, may deem a number of its OP Units to be the General Partnership Interest and may deem the remainder of its OP Units to be Limited Partnership Interests that shall be held by the General Partner in the capacity of a Limited Partner in the Partnership.

C.            Capital Contributions By Merger. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership (or by merger with a subsidiary thereof), Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership (or merging with a subsidiary thereof) shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A hereof, as amended by the General Partner to reflect such deemed Capital Contributions.

Section 4.2            Issuances of Partnership Interests.

A.            Issuance of Additional Partnership Units. The General Partner is hereby authorized, without the need for any vote or approval of any Partner or any other Person, to cause the Partnership, at any time or from time to time, to issue to any existing Partner (including the General Partner) or to any other Person (and to admit any such Person as Additional Limited Partner) additional Partnership Interests, in the form of Partnership Units (including, without limitation, OP Units, LTIP Units and Preferred Units), for such consideration and on such terms and conditions as shall be established by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, in one or more classes, or in one or more series of any of such classes, or otherwise with such designations, preferences, redemption and conversion rights, voting powers, and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to the laws of the State of Delaware, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of such class of Partnership Interests, (ii) the right of each such class or series of such class of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of such class of Partnership Interests upon dissolution and liquidation of the Partnership, and such terms and conditions will be set forth in a written document thereafter attached to and made an exhibit to this Agreement which exhibit shall be an amendment to this Agreement and shall be incorporated herein by reference (each, a “Partnership Unit Designation”). Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (a) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (b) for less than fair market value, (c) for no consideration, (d) in connection with any merger of any other Person into the Partnership (or a subsidiary thereof), or (e) upon the contribution of property or assets to the Partnership. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2, the General Partner shall make such revisions to this Agreement (including but not limited to the revisions described in Section 5.5, Section 6.2 and Section 8.5 hereof) as it deems necessary to reflect the issuance of such additional Partnership Interests.

B.            Issuances to the General Partner. The General Partner is hereby authorized, without the need for any vote or approval of any Partner or any other Person, to cause the Partnership, at any time or from time to time, to issue to the General Partner additional Partnership Interests, provided that no additional Partnership Interests shall be issued to the General Partner unless: (i)(a) the additional Partnership Interests are issued in connection with an issuance of Common Shares or other securities by the General Partner (including Common Shares issued by the General Partner to satisfy the Partnership’s redemption obligation under Section 8.5 hereof or in connection with the merger of another entity into the General Partner or a subsidiary or affiliate of the General Partner), which securities have designations, preferences and other rights such that the economic interests attributable to such securities are substantially similar to the designations, preferences and other rights (except voting rights) of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2.B, as determined by the General Partner, and (b) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds or assets acquired, if any, raised in connection with such issuance, (ii) the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests (or equivalent, in the case of Partnership Units that are not OP Units) in such class, or (iii) the additional Partnership Interests are issued in connection with a contribution of property or other assets to the Partnership by the General Partner. In addition, and for the avoidance of doubt, the General Partner may acquire Partnership Units from other Partners (or Assignees) on such terms as they may determine from time to time.

C.            Issuances of Common Shares. The General Partner shall not issue any Common Shares (other than Common Shares issued pursuant to Section 8.5 hereof or pursuant to a dividend or distribution (including any Common Share split)), other equity securities of the General Partner, New Securities or Convertible Funding Debt other than to all holders of Common Shares unless (a) the General Partner shall cause, pursuant to this Section 4.2, the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of such additional Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be; and (b) the General Partner contributes to the Partnership the proceeds, if any, from the issuance of such Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, and, if applicable, from the exercise of rights contained in such Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be. Without limiting the foregoing, the General Partner is authorized to issue Common Shares, other equity securities, New Securities or Convertible Funding Debt, as the case may be, for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (a) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of Common Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of Common Shares at a discount from fair market value or employee share options that have an exercise price that is less than the fair market value of the Common Shares, either at the time of issuance or at the time of exercise, or in order to comply with the REIT share ownership requirements set forth in Section 856(a)(5) of the Code); and (b) the General Partner contributes all proceeds from such issuance and exercise to the Partnership.

D.            Redemption of Shares. Except as otherwise provided in Section 8.5 and so long as the General Partnership Interest is in the form of Partnership Units, if, at any time, any Common Shares or other equity securities of the General Partner are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner for cash, the Partnership shall, immediately prior to such redemption or repurchase, redeem or repurchase a number of Partnership Units held by the General Partner equal to the number of Common Shares redeemed or repurchased multiplied by the Adjustment Factor, in the case of Common Shares (or, in the case of other equity securities of the General Partner, an equal number of Partnership Units held by the General Partner with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such other equity securities upon the same terms and for the same price per Partnership Unit as such Common Shares or other equity securities of the General Partner are redeemed). If, at any time, any Common Shares are redeemed or otherwise repurchased by the General Partner and the General Partnership Interest is not in the form of Partnership Units, the Partnership shall, immediately prior to such redemption or repurchase, redeem or repurchase a portion of the General Partnership Interest held by the General Partner equal to the product of (i) the Common Shares so redeemed or repurchased, multiplied by (ii) the same price as such Common Shares are redeemed or repurchased.

E.            Classes of Partnership Units. From and after the date of this Agreement, until such time as additional classes or series of Partnership Units are created pursuant to this Section 4.2, the Partnership Interests are classified as OP Units and LTIP Units. In accordance with this Section 4.2, the General Partner may, in its sole and absolute discretion, issue to newly admitted Partners Partnership Units of any other class or series thereof established by the Partnership in accordance with this Section 4.2 in exchange for the contribution by such Partners of cash, cash equivalents, real estate partnership interests, stock, notes or any other assets or consideration; provided that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be an OP Unit unless the context clearly requires otherwise.

F.            Issuance of LTIP Units. The Partnership shall be authorized to issue Partnership Units of a class designated as “LTIP Units.” From time to time the General Partner may, in its sole and absolute discretion, issue LTIP Units to Persons providing services to or for the benefit of the Partnership. LTIP Units are intended to qualify as profits interests in the Partnership and, for the avoidance of doubt, the provisions of Section 4.5 shall not apply to the issuance of LTIP Units. LTIP Units shall have the terms set forth in Exhibit E hereof.

Section 4.3            Contribution of Proceeds of Issuance of Securities by the General Partner.

In connection with any primary offering by the General Partner of its Common Shares and any other issuance of Common Shares, other equity securities of the General Partner, New Securities or Convertible Funding Debt pursuant to Section 4.2 hereof, the General Partner shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance. Such contributions shall, in each case, be made in exchange for Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Common Shares, other equity securities of the General Partner, New Securities or Convertible Funding Debt contributed to the Partnership; provided, however, that in each case, if the proceeds actually received by the General Partner (also referred to herein as “net proceeds”) are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commission or fees or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount, commission, fees and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership in accordance with Section 7.4 hereof). In the case of employee purchases of New Securities at a discount from fair market value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense of the issuance of such New Securities. All transfer, stamp or similar taxes payable upon any contribution provided for in this Section 4.3 shall be paid by the Partnership.

Section 4.4            No Preemptive Rights.

Except as expressly granted by the General Partner (on behalf of the Partnership) pursuant to other written agreements, if any, entered into from time to time in the General Partner’s sole and absolute discretion, no Person shall have any preemptive, preferential, participation or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership, or to (ii) subscribe for or acquire any Partnership Interest.

Section 4.5            Other Contribution Provisions.

In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash for the fair market value of such services, and the Partner had contributed such cash to the capital of the Partnership.

Section 4.6            No Interest on Capital.

No Partner shall be entitled to, or receive, interest on its Capital Contributions or its Capital Account.

ARTICLE V
DISTRIBUTIONS

Section 5.1            Requirement and Characterization of Distributions.

Subject to the terms of any Partnership Unit Designation, the General Partner may cause the Partnership to distribute at least quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Interests on such Partnership Record Date with respect to such quarter (1) to the General Partner in the amount of the General Partner’s REIT Expenses (which the General Partner will use to pay such REIT Expenses), (2) thereafter to holders of Preferred Units in accordance with the rights of such Preferred Units, if any, in accordance with the relative priorities and other terms thereof, and (3) thereafter to the holders of OP Units and LTIP Units pro rata in accordance with their respective Percentage Interests, taking into account the provisions of Paragraph 2 of Exhibit E hereof. Notwithstanding anything herein to the contrary, in no event may a Partner receive a distribution with respect to a OP Unit for a quarter or shorter period if such Partner is entitled to receive a distribution for such quarter or shorter period with respect to a Common Share for which such OP Unit has been redeemed or exchanged. Unless otherwise expressly provided for herein or in a written agreement at the time a new class or new series of any class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to, or receive, a distribution in preference to any other Partnership Interest. For so long as the General Partner elects to qualify as a REIT, the General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners in amounts such that the General Partner will receive amounts sufficient to enable the General Partner to pay shareholder dividends that will (i) satisfy the requirements for qualification as a REIT under the Code and the Regulations (the “REIT Requirements”) and (ii) eliminate any federal income or excise tax liability for the General Partner.

Section 5.2            Amounts Withheld.

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Partners or Assignees shall be treated as amounts distributed to the Partners or Assignees pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.3            Distributions Upon Liquidation.

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2 hereof.

Section 5.4            Restricted Distributions.

Notwithstanding anything herein to the contrary, the Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law.

Section 5.5            Revisions to Reflect Issuance of Additional Partnership Interests.

If the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof, the General Partner shall make such revisions to this Article V as it deems necessary to reflect the issuance of such additional Partnership Interests.

Section 5.6            Distributions in Kind.

No holder of Partnership Units may demand to receive property other than cash as provided in this Agreement. The General Partner may cause the Partnership to make a distribution in kind of Partnership assets or Partnership Interests to holders of Partnership Units, and such assets or Partnership Interests shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with the terms and conditions of this Agreement.

ARTICLE VI
ALLOCATIONS

Section 6.1            Allocations For Capital Account Purposes.

For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each Partnership Year (or portion thereof) as provided in this Section 6.1.

A.            Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to Section 6.1.B(iii) hereof exceed Net Income previously allocated to the General Partner pursuant to this Section 6.1.A(i); (ii) second, to the holders of Preferred Units to the extent that Net Losses previously allocated to such Limited Partner pursuant to Section 6.1.B(ii) hereof exceed Net Income previously allocated to the Limited Partners pursuant to this Section 6.1.A(ii); (iii) third, to the holders of any Preferred Units in an amount equal to the distributions that such holders of Preferred Units are entitled to pursuant to clause (2) of Section 5.1, in accordance with relative priorities and other terms thereof; and (iv) fourth, to the holders of OP Units and LTIP Units pro rata in accordance with their respective Percentage Interests.

B.            Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C hereof, Net Losses shall be allocated (i) first, to holders of OP Units and LTIP Units in proportion to their respective Percentage Interests; provided, however, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) and shall be allocated to and among the Limited Partners without Adjusted Capital Account Deficits and the General Partner at the end of such taxable year (or portion thereof); (ii) second, to the extent all holders of OP Units and LTIP Units have Adjusted Capital Account Deficits, to the holders of Preferred Units in proportion to the number of Preferred Units held; provided, however, that Net Losses shall not be allocated to any such Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) and shall be allocated to and among the Limited Partners without Adjusted Capital Account Deficits; and (iii) third, to the extent all Limited Partners have Adjusted Capital Account Deficits, Net Losses shall be allocated solely to the General Partner.

C.            Allocation of Nonrecourse Debt. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with any permissible method determined by the General Partner.

D.            Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C hereof, be characterized as Recapture Income, as required by Regulations Section 1.1245-1(e).

E.            Special Allocations with Respect to LTIP Units.

(i)            After giving effect to the special allocations set forth in Section 1 of Exhibit C hereof, and notwithstanding the provisions of Sections 6.1.A and Section 6.1.B hereof, but subject to the prior allocation of income and gain under Section 6.1.A(i) and Section 6.1.A(ii) hereof, any remaining Liquidating Gains shall first be allocated to the holders of LTIP Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of LTIP Units, are equal to (a) the OP Unit Economic Balance, multiplied by (b) the number of their LTIP Units; provided that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.

(ii)            Liquidating Gain allocated to an LTIP Unitholder under this Section 6.1.E will be attributed to specific LTIP Units of such LTIP Unitholder for purposes of determining (a) allocations under this Section 6.1.E, (b) the effect of the forfeiture or conversion of specific LTIP Units on such LTIP Unitholder’s Economic Capital Account Balance and (c) the ability of such LTIP Unitholder to convert specific LTIP Units into OP Units. Such Liquidating Gain will be attributed to LTIP Units in the following order: (a) first, to Vested LTIP Units held for more than two (2) years, (b) second, to Vested LTIP Units held for two (2) years or less, (c) third, to Unvested LTIP Units that have remaining vesting conditions that only require continued employment or service to the Partnership, the General Partner or an Affiliate of either for a certain period of time (with such Liquidating Gains being attributed in order of vesting from soonest vesting to latest vesting), and (d) fourth, to other Unvested LTIP Units (with such Liquidating Gains being attributed in order of issuance from earliest issued to latest issued). Within each such category, Liquidating Gain will be allocated serially (i.e., entirely to the first unit in the category, then entirely to the next unit in the category, and so on, until a full allocation is made to the last unit in the category) in the order of smallest Book-Up Target to largest Book-Up Target until the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the OP Unit Economic Balance; provided, however, that if there is not sufficient Liquidating Gain for the Economic Capital Account Balance of such LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit to be equal to the OP Unit Economic Balance and the Book-Up Target for any LTIP Unit is less than the amount required to be allocated to the LTIP Unit for the Economic Capital Account Balance attributable to the LTIP Unit to equal the OP Unit Economic Balance, then Liquidating Gains shall be allocated pursuant to the waterfall set forth in the second sentence of this Section 6.1.E(ii) until the Book-Up Target of each such LTIP Unit in each category has been reduced to zero (0) and, thereafter, any remaining Liquidating Gain shall be further allocated pursuant to such waterfall until the Economic Capital Account Balance of an LTIP Unitholder attributable to such LTIP Unitholder’s ownership of each LTIP Unit in the category is equal to the OP Unit Economic Balance.

(iii)            After giving effect to the special allocations set forth in Section 1 of Exhibit C hereof, and notwithstanding the provisions of Section 6.1.A and Section 6.1.B hereof, in the event that, due to distributions with respect to OP Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balance of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceeds the target balance specified above, the amount of such excess shall be re-allocated to such LTIP Unitholder’s remaining LTIP Units to the same extent and in the same manner as would apply pursuant to Section 6.1.E(iv) hereof in the event of a forfeiture of LTIP Units. To the extent such excess may not be reallocated, any remaining Liquidating Losses shall be allocated to such LTIP Unitholder to the extent necessary to reduce or eliminate the disparity; provided, however, that if Liquidating Losses are insufficient to completely eliminate all such disparities, such losses shall be allocated among the LTIP Unitholders as reasonably determined by the General Partner.

(iv)            If an LTIP Unitholder forfeits any LTIP Units to which Liquidating Gain has previously been allocated under this Section 6.1.E, the Capital Account associated with such forfeited LTIP Units will be re-allocated to that LTIP Unitholder’s remaining LTIP Units using a methodology similar to that described in Section 6.1.E(ii) hereof to the extent necessary to cause such LTIP Unitholder’s Economic Capital Account Balance attributable to each LTIP Unit to equal the OP Unit Economic Balance.

(v)             In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under Section 6.1.A hereof and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.

(vi)            The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the General Partner’s OP Unit Partnership Interest (on a per unit basis), but only if the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit.

F.            Section 704(c) Allocations. Subject to Exhibit B hereof, the General Partner shall be entitled to use such method as it determines, in its sole and absolute discretion, to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties involved in such transaction.

G.            Allocations to Ensure Intended Results. Recognizing the complexity of the allocations pursuant to this Article VI, the General Partner is authorized to modify these allocations from time to time, in its sole and absolute discretion (including by making allocations of gross items of income, gain, loss or deduction rather than allocations of net items) to ensure that they achieve the intended results, to the extent permitted by Section 704(b) of the Code and the Regulations promulgated thereunder.

Section 6.2            Revisions to Allocations to Reflect Issuance of Additional Partnership Interests.

If the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Article IV hereof (including any preferred Limited Partnership Interest or Limited Partnership Interests with other terms), the General Partner shall make such revisions to this Article VI as it deems necessary in its sole and absolute discretion to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to classes or series of any classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.

ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1            Management.

A.            Powers of General Partner. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner, which can be withheld in the General Partner’s sole and absolute discretion. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 and Section 7.5.A hereof, shall have full and exclusive power and authority to do all things deemed necessary, desirable or convenient by it in its sole and absolute discretion to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)	the adding of obligations or surrendering of rights or powers granted to the General Partner or its Affiliates for the benefit of the Limited Partners;

(2)	the making of any expenditures, the lending or borrowing of money and making payment on loans (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (as long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code or any successor provision) and to make distributions to its shareholders sufficient to permit the General Partner to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of the same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations the General Partner deems necessary or desirable in its sole and absolute discretion for the conduct of the activities of the Partnership;

(3)	the making of tax, regulatory and other filings or elections, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Partnership’s business or assets;

(4)	subject to Section 11.2 hereof, the acquisition, disposition, sale, lease, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets of the Partnership at any time) or the merger or other combination of the Partnership (or a subsidiary thereof) with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

(5)	the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership, the General Partner or any of the Partnership’s or the General Partner’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(6)	the management, operation, development, redevelopment, leasing, remodeling, provision of services, repair, alteration, maintenance, demolition, replacement, disposition or improvement of any real property or other asset of the Partnership or any Subsidiary of the Partnership;

(7)	the negotiation, execution, delivery and performance of any contracts, leases, conveyances or other instruments that the General Partner in its sole and absolute discretion considers useful or necessary or convenient to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including, without limitation, contracting with contractors, developers, consultants, government authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(8)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(9)	holding, managing, investing and reinvesting cash and other assets of the Partnership;

(10)	the collection and receipt of revenues and income of the Partnership;

(11)	the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees who may be designated as officers with titles such as “president,” “vice president,” “secretary” and “treasurer” of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or hiring;

(12)	the maintenance of insurance (including directors and officers insurance) for any purpose convenient or beneficial to the Partners, the Partnership or any Affiliate thereof as determined in the sole and absolute discretion of the General Partner;

(13)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, real estate investment trusts, corporations, entities that are treated as REITs, “taxable REIT subsidiaries,” or as foreign corporations for federal income tax purposes, joint ventures or other relationships that it deems desirable in its sole and absolute discretion (including, without limitation, the acquisition of interests in, and the contributions of property or the making of loans to, its Subsidiaries and any other Person in which it has an equity investment from time to time or the incurrence of indebtedness on behalf of such Persons or the guarantee of obligations of such Persons and the making of any tax, regulatory or other filing or election with respect to any of the foregoing Persons); provided, that as long as the General Partner has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(14)	the control of any matters affecting the rights and obligations of the Partnership or any right or power granted to us or any of our affiliates for the benefit of the limited partners, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurrence of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(15)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(16)	the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt in its sole and absolute discretion;

(17)	the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(18)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(19)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(20)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(21)	the making, execution, delivery and performance of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary, appropriate or convenient, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(22)	the issuance of additional Partnership Units and other partnership interests, as appropriate, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;

(23)	the selection of agents, outside attorneys, accountants, consultants and contractors of the General Partner, the determination of their compensation and other terms of hiring;

(24)	the distribution of cash to acquire Partnership Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption Right under Section 8.5 hereof;

(25)	the amendment and restatement of Exhibit A hereof to reflect at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement;

(26)	the approval and/or implementation of any merger (including a triangular merger), consolidation or other combination between the Partnership and another Person that is not prohibited under this Agreement, whether with or without Consent; the terms of Section 17-211(g) of the Act shall be applicable such that the General Partner shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership of the merger or consolidation (except as may be expressly prohibited under Section 14.1.C, Section 14.1.D or Section 14.1.F hereof);

(27)	the taking of any and all action necessary, appropriate or useful to enable the General Partner to qualify as a REIT; and

(28)	the taking of any and all actions necessary, or desirable in furtherance of, in connection with or incidental to the foregoing.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing contained herein shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Notwithstanding any other provisions of this Agreement or the Act to the contrary, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary, useful or advisable in order (i) to protect or further the ability of the General Partner and any of its Subsidiaries, as applicable, to continue to qualify as a REIT or (ii) to avoid the incurrence by the General Partner or any of its Subsidiaries of any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed acknowledged and consented to by all of the Limited Partners. Nothing, however, in this Agreement shall be deemed to give rise to any liability on the part of a Limited Partner for any failure by the General Partner or any of its Subsidiaries to qualify or continue to qualify as a REIT or a failure to avoid incurring any taxes under Section 857 or Section 4981 of the Code, unless such failure(s) result from an act of a Limited Partner that constitutes a breach of this Agreement.

B.            No Approval by Limited Partners. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3 hereof), the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.            Insurance. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnified Parties hereunder and (iii) such other insurance as the General Partner, in its sole and absolute discretion, determines to be necessary.

D.            Working Capital and Other Reserves. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain any and all reserves, working capital amounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time, including upon liquidation of the Partnership pursuant to Section 13.2 hereof.

E.            No Obligations to Consider Tax Consequences. In exercising its authority under this Agreement, the General Partner may, but shall not be obligated to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. None of the General Partner or the Partnership shall have any liability to a Limited Partner under any circumstances as a result of an income tax or other tax liability incurred by such Limited Partner as a result of an action of the General Partner taken (or not taken) pursuant to its authority under this Agreement and in accordance with Section 7.3 hereof.

F.            General Partner’s Duties are Contractual. To the maximum extent permitted under the Act, the only duty that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or Assignee of any Partnership Interest) is to perform its contractual obligations as expressly set forth in this Agreement in a manner consistent with the implied contractual covenant of good faith and fair dealing. The General Partner, in its capacity as such, does not and shall not have any other duty, fiduciary or otherwise (and the General Partner expressly disclaims any such other duty, fiduciary or otherwise), to the Partnership, any Partner or any other Person (including any creditor of any Partner or any Assignee of Partnership Interest). The provisions of this Agreement create contractual obligations of the General Partner only, and no such provisions shall be interpreted to create any fiduciary duties of the General Partner.

Section 7.2            Amendment of Agreement and Certificate of Limited Partnership.

The General Partner has filed the Certificate with the Secretary of State of the State of Delaware as required by the Act. The Partners hereby agree and obligate themselves to use all reasonable efforts to execute, acknowledge, file, record and/or publish, as necessary, such amendments to this Agreement (or the Certificate) as may be required by the terms hereof or by law and such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate or convenient, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.4.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto or restatement thereof to any Limited Partner. Following the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment and restatement of Exhibit A hereof) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 7.3            Restrictions on General Partner Authority.

The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of (i) all Partners adversely affected thereby or (ii) such lower percentage of the Limited Partnership Interests as may be specifically provided for under a provision of this Agreement or the Act.

Nothing contained herein shall impose any obligation on any Person doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or any other instrument or document on behalf of the Partnership, and any such Person shall be fully protected in relying upon the implied authority of the General Partner in its capacity as such.

Notwithstanding any provision to the contrary, this Agreement shall not be amended, and no action may be taken by the General Partner without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partnership Interest in the Partnership into a General Partnership Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article V or Section 13.2 hereof, or alter the allocations specified in Article VI hereof (except, in any case, as permitted pursuant to Section 4.2, Section 7.2, and Article VI hereof), (iv) alter or modify the Redemption Rights, Cash Amount or Shares Amount as set forth in Section 8.5 hereof, or amend or modify any related definitions, (v) alter or modify Section 11.2, and (vi) amend this Section 7.3.

Notwithstanding the foregoing, the General Partner will have the right, without the consent of the Limited Partners, to amend the Agreement as may be required to facilitate or implement any of the following purposes:

(1)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)	to reflect the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to cause the Partnership to amend its books and records in connection with such admission, substitution or withdrawal;

(3)	to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners as such in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(5)	to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional Partnership Units or Partnership Interests issued or established pursuant to this Agreement;

(6)	(a) to reflect such changes as are reasonably necessary for the General Partner to maintain or restore its qualification as a REIT or to satisfy the REIT Requirements; or (b) to reflect the Transfer of all or any part of a Partnership Interest among the General Partner, and any Qualified REIT Subsidiary or entity that is disregarded as an entity separate from the General Partner for U.S. federal income tax purposes;

(7)	to modify either or both the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed or maintained (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(8)	to issue additional Partnership Interests in accordance with Section 4.2; and

(9)	to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate the first three paragraphs of this Section 7.03(d).

Section 7.4            Reimbursement of the General Partner.

A.            No Compensation. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments, reimbursements, credits and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B.            Responsibility for Partnership Expenses. The Partnership shall be responsible for and shall pay all costs and expenses relating to the Partnership’s organization and/or reorganization, its ownership of properties and other assets and its administration and operations (including, without limitation, accounting, administrative, legal, technical, management and other services rendered to the Partnership). The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the operation of the Partnership and its ownership of an interest therein or otherwise for the benefit of the Partnership, including, without limitation, all expenses associated with compliance by the General Partner with laws, orders, rules and regulations promulgated by any regulatory body, expenses related to the operations of the General Partner and to the management and administration of any Subsidiary of the General Partner or the Partnership or any Affiliate of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner; provided that (i) the amount of any such reimbursement shall be reduced by (a) any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it as permitted in Section 7.5.A hereof and (b) any amount derived by the General Partner from any investments permitted in Section 7.5.A and (ii) REIT Expenses shall not be treated as Partnership expenses for purposes of this Section 7.4.B. The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.7 hereof. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C.            Partnership Interest Issuance Expenses. The General Partner shall also be reimbursed for all expenses it incurs relating to any issuance of additional Partnership Interests, Debt of the Partnership or rights, options, warrants or convertible or exchangeable securities pursuant to Article IV hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of which expenses are considered by the Partners to constitute expenses of, and for the benefit of, the Partnership.

D.            Purchases of Common Shares by the General Partner. In the event that the General Partner shall elect to purchase from its shareholders Common Shares for the purpose of enabling the General Partner to satisfy any obligation of the General Partner under Section 8.5 hereof or in connection with a share repurchase or similar program or for the purpose of delivering such Common Shares to satisfy an obligation under any distribution reinvestment or share purchase program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, the purchase price paid by the General Partner for such Common Shares and any other expenses incurred by the General Partner in connection with such purchase shall be considered REIT Expenses and shall be reimbursed to the General Partner, subject to the conditions that: (i) if such Common Shares subsequently are to be sold by the General Partner, the General Partner pays to the Partnership any proceeds received by the General Partner for such Common Shares (which sales proceeds shall include the amount of distributions reinvested under any distribution reinvestment or similar program; provided that a transfer of Common Shares for Partnership Units pursuant to Section 8.5 hereof would not be considered a sale for such purposes); and (ii) if such Common Shares are not retransferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units of the appropriate class (rounded to the nearest whole Partnership Unit) held by the General Partner equal to the product attained by multiplying the number of such Common Shares by a fraction, the numerator of which is one and the denominator of which is the Adjustment Factor in effect on the date of such cancellation (in which case such reimbursement shall be treated as a distribution in redemption of Partnership Units held by the General Partner).

Section 7.5            Outside Activities of the General Partner.

A.            General. The General Partner shall not directly or indirectly enter into or conduct any material business other than in connection with the ownership, acquisition and disposition of Partnership Interests and the management of the business and affairs of the Partnership, and such activities as are incidental thereto. The General Partner and any Affiliate of the General Partner may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

B.            Forfeiture of Shares. In the event the Partnership or the General Partner acquires Common Shares (or other equity securities of the General Partner) as a result of the forfeiture of such Common Shares (or other equity securities) under a restricted or similar share plan, then the General Partner shall cause the Partnership to cancel that number of Partnership Units of the appropriate class or appropriate series of any class equal to the number of Common Shares (or other equity securities) so acquired, and, if the Partnership acquired such Common Shares (or other equity securities), it shall transfer such Common Shares (or other equity securities) to the General Partner for cancellation.

C.            Stock Option Plan of the General Partner. If at any time or from time to time, the General Partner sells Common Shares pursuant to any Stock Option Plan, the General Partner shall transfer the net proceeds of the sale of such Common Shares to the Partnership as an additional Capital Contribution in exchange for an amount of additional Partnership Units equal to the number of Common Shares so sold divided by the Adjustment Factor.

D.            Funding Debt. The General Partner may from time to time incur Funding Debt, including, without limitation, Funding Debt that is convertible into Common Shares or otherwise constitutes a class or series of a class of New Securities (“Convertible Funding Debt”), subject to the condition that the net proceeds of such Funding Debt are loaned to the Partnership; provided, that Convertible Funding Debt shall be issued pursuant to Section 4.2.C hereof; provided, further, that the General Partner shall not be obligated to lend the net proceeds of any Funding Debt to the Partnership in a manner that would be inconsistent with the General Partner’s ability to remain qualified as a REIT. If the General Partner enters into any Funding Debt, the loan to the Partnership shall be on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable with respect to or incurred in connection with such Funding Debt.

Section 7.6            Transactions with Affiliates.

A.            Loans and Contributions. The Partnership may lend or contribute funds or other assets to Persons in which it or the General Partner has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Affiliate or any other Person.

B.            Transfers of Assets. The Partnership may transfer assets to joint ventures, other partnerships, limited liability companies, real estate investment trusts, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

C.            Employee Benefit and Stock Option Plans.

(i)            The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, Stock Option Plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any Subsidiaries of the Partnership.

(ii)            If at any time a stock option granted by the Partnership in connection with a Stock Option Plan is exercised in accordance with its terms, and the Partnership chooses not to acquire any or all of the stock required to satisfy such option through open market purchases, the General Partner shall, as soon as practicable after such exercise, give to the Partnership for use in satisfying such stock option the number of newly issued Common Shares for which such option is exercised (or, if such stock option is to be satisfied in part through open market purchases, the remaining number of newly issued Common Shares needed by the Partnership), and in exchange the Partnership will issue to the General Partner a number of Partnership Units equal to the number of Common Shares so given. Promptly thereafter, the General Partner shall provide the Limited Partners with notice of the number of Partnership Units so issued. The Partnership shall retain the exercise or purchase price paid by the holder of such option for the Common Shares such holder is entitled to receive upon such exercise.

D.            Rights of First Opportunity and Conflict Avoidance Arrangements. The General Partner is authorized to enter into, in the name and on behalf of the Partnership, and without the approval of the Limited Partners, a right of first opportunity arrangement and other conflict avoidance agreement with any Affiliate of the Partnership or the General Partner or any Limited Partner or any other Person, in each case on such terms as the General Partner determines in its sole and absolute discretion.

Section 7.7            Indemnification.

A.            The Partnership shall, to the maximum extent permitted by applicable law in effect from time to time, indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to each Indemnified Party; provided, however, that the Partnership shall not indemnify an Indemnified Party (1) for material acts or omissions that were committed in bad faith or were the result of active and deliberate dishonesty, (2) for any transaction for which such Indemnified received an improper personal benefit in money, property or services in violation or breach of any provision of this Agreement, or (3) in the case of any criminal proceeding, the Indemnified Party had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Party, pursuant to a loan guaranty or otherwise (unless otherwise provided by the terms of any such guaranty or other instrument), for any indebtedness of the Partnership or any subsidiary of the Partnership (including any indebtedness which the Partnership or any subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnified Party having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnified Party did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnified Party or upon a plea of nolo contendere or its equivalent by an Indemnified Party, or an entry of an order of probation against an Indemnified Party prior to judgment, does not create a presumption that such Indemnified Party acted in a manner contrary to that specified in this Section 6.8(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 6.8 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the General Partner and any Indemnified Party, and neither the General Partner nor any Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

B.            To the fullest extent permitted by law, and without requiring a preliminary determination of the Indemnified Party’s ultimate entitlement to indemnification under Section 7.7.A above, expenses incurred by an Indemnified Party who is a party to a proceeding or otherwise subject to or the focus of or is involved in any proceeding shall be paid or reimbursed by the Partnership as incurred by the Indemnified Party in advance of the final disposition of the proceeding upon receipt by the Partnership of (1) a written affirmation by the Indemnified Party of the Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.B has been met and (2) a written undertaking by or on behalf of the Indemnified Party to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.            The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnified Party or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party unless otherwise provided in a written agreement with such Indemnified Party or in the writing pursuant to which such Indemnified Party is indemnified.

D.            The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnified Parties and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.            In no event may an Indemnified Party subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

F.            An Indemnified Party shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnified Party had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G.            The provisions of this Section 7.7 are for the benefit of the Indemnified Parties, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership’s liability to any Indemnified Party under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H.            If and to the extent any payments to the General Partner pursuant to this Section 7.7 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership) such amounts shall be treated as “guaranteed payments” for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8            Liability of the General Partner.

A.            Notwithstanding anything to the contrary set forth in this Agreement, to the maximum extent that Delaware law in effect from time to time permits, none of the General Partner or any of its directors, partners or officers shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director, partner or officer acted in good faith.

B.            The Partners expressly agree that if there is a conflict between the duties owed by the General Partner’s directors and officers to the General Partner and its stockholders and the duties owed by the General Partner, in its capacity as the general partner of the Partnership, to the Partners, the General Partner may fulfill its duties to the Partners by acting in the best interests of the General Partner’s stockholders.

C.            Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the Partnership). The General Partnership shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.            To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, its Partners, its Subsidiaries or the members of its Subsidiaries, the General Partner shall not be liable to the Partnership, its Partners, its Subsidiaries or the members of its Subsidiaries for its good faith reliance on the provisions of this Agreement.

E.            Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partners shall be limited to the interest of such Partners in the Partnership. To the fullest extent permitted by law, no officer, director, partner or stockholder of the General Partner shall be liable to the Partnership for money damages except for (1) active and deliberate dishonesty established by a nonappealable final judgment or (2) actual receipt of an improper benefit or profit in money, property or services.

Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partners and arising out of, or in connection with, this Agreement.

F.            Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s, and its officers’ and directors’, liability to the Partnership and the Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9            Other Matters Concerning the General Partner.

A.            Reliance on Documents. The General Partner may rely and shall be protected in acting or not acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.            Reliance on Advisers. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it (although it shall not, by virtue of this provision, be considered to be under any obligation to do so), and any act taken or not taken in reliance upon the opinion of any such Person as to matters which the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.            Action Through Officers. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D.            Actions to Maintain REIT Status or Avoid Taxation of the General Partner. Notwithstanding any other provisions of this Agreement (other than the limitations on the General Partner’s authority set forth in Section 7.3 and Section 7.5 hereof) or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to satisfy the REIT Requirements or (ii) to avoid the General Partner incurring any taxes under Section 337(d), Section 857, Section 1374 or Section 4981 of the Code, is authorized under this Agreement and is deemed consented to by all of the Limited Partners.

Section 7.10            Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine in its sole and absolute discretion, including any Affiliate of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which title to such Partnership assets is held.

Section 7.11            Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement (other than the limitations on the General Partner’s authority set forth in Section 7.3 and Section 7.5 hereof), any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner expressly waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or thing done or not done by the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.12            Loans by Third Parties.

The Partnership may incur Debt, or enter into similar credit, guaranty, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of property) with any Person in such amount and upon such terms, provisions and conditions as the General Partner determines in its sole and absolute discretion; provided, that the Partnership shall not incur any Debt that is recourse to the General Partner or any stockholder, officer or director of the General Partner unless, and then only to the extent that, the General Partner has expressly agreed. Any Debt incurred, or similar credit, guaranty, financing or refinancing arrangement(s) entered into, by the Partnership, may be convertible in whole or in party into Partnership Units (to be issued in accordance with Section 4.2 hereof), may be unsecured, may be secured by mortgage(s) or deed(s) of trust and/or assignments on or in respect of all or any portion of the assets of the Partnership or any other security made available by the Partnership, may include or be obtained through the public or private placement of debt and/or other instruments, domestic and foreign, may include provision for the option to acquire Partnership Units (to be issued in accordance with Section 4.2), and may include the acquisition of or provision for interest rate swaps, credit enhancers and/or other transactions or items in respect of such Debt incurred, or similar credit, guaranty, financing or refinancing arrangement(s) entered into.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1            Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided herein, including Section 10.5 hereof, or under the Act.

Section 8.2            Management of Business.

No Limited Partner or Assignee (other than the General Partner, any Affiliate of the General Partner designated by the General Partner for such purpose, or any officer, trustee, director, member, employee, partner or agent of the General Partner, the Partnership or any Affiliate thereof, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership or the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any Affiliate of the General Partner, or any officer, trustee, director, member, employee, partner or agent of the General Partner, the Partnership or any Affiliate thereof, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3            Return of Capital.

Except as provided by law or pursuant to the right of redemption set forth in Section 8.5 hereof, no Limited Partner shall be entitled to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as otherwise expressly provided herein, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.4            Rights of Limited Partners Relating to the Partnership.

A.            General. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.D hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand in form and substance satisfactory to the General Partner (which, for avoidance of doubt, may be delivered by the General Partner in electronic form or by posting at a designated location in an electronic forum accessible by the requesting Limited Partner) and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):

(1)	to obtain a copy of the most recent annual and quarterly reports prepared by the General Partner and distributed to its shareholders, including, if available, annual and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(3)	to obtain a current list of the name and last known business, residence or mailing address of each Partner as reflected in the Partnership’s records;

(4)	to obtain a copy of this Agreement and the Certificate and all amendments thereto and restatements thereof, together with copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto and restatements thereof have been executed; and

(5)	to obtain true and full information regarding the amount of cash and cash equivalents and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

B.            Notice of Adjustment Factor. The Partnership shall notify each Limited Partner, upon request, of the then current Adjustment Factor.

C.            Notice of Extraordinary Transaction of the General Partner. The General Partner shall not make any extraordinary distribution of cash or property to its shareholders or effect a merger (including, without limitation, a triangular merger), a sale of all or substantially all of its assets or any other similar extraordinary transaction that requires public disclosure to its shareholders without notifying the Limited Partners of its intention to make such distribution or effect such merger, sale or other extraordinary transaction not later than the time, if any, at which the General Partner is required to provide notice of such transaction to its shareholders. This provision for such notice shall not be deemed (i) to permit any transaction that otherwise is prohibited by this Agreement or requires a Consent of the Limited Partners or (ii) to require a Consent of the Limited Partners to a transaction that does not otherwise require Consent under this Agreement. Each Limited Partner agrees, as a condition to the receipt of the notice pursuant hereto, to keep confidential the information set forth therein until such time as the General Partner has made public disclosure thereof and to use such information during such period of confidentiality solely for purposes of determining whether or not to exercise the Redemption Right; provided, however, that a Limited Partner may disclose such information to its attorney, accountant and/or financial adviser for purposes of obtaining advice with respect to such exercise so long as such attorney, accountant and/or financial adviser agrees to receive and hold such information subject to this confidentiality requirement.

D.            Confidentiality. Notwithstanding any other provision of this Section 8.4, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

Section 8.5            Redemption Right.

A.            General.  Each holder of an OP Units (if other than the General Partner or any of its Subsidiaries) shall have the right (the “Redemption Right”), subject to the terms and conditions set forth herein and in any other such agreement, as applicable, to require the Partnership to redeem all or a portion of such OP Units held by such Limited Partner (such OP units being hereafter referred to as “Redeemed Units”) for the Cash Amount, unless the terms of such OP Units or a separate agreement entered into between the Partnership and the holder of such OP Units provide that such OP Units are not entitled to the Redemption Right or impose conditions on the exercise of the Redemption Right. The Limited Partner or Assignee who is exercising the Redemption Right (the “Redeeming Partner”) shall have any no right, with respect to any OP Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date unless the record date for such distribution was a date prior to the Specified Redemption Date. Any Redemption Right exercise shall be pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Redeeming Partner. Once delivered, the Notice of Redemption shall be irrevocable, subject to the redemption of the Redeemed Units by the Partnership or the purchase of such OP Units by the General Partner in accordance with Section 8.5.B hereof. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.5 in respect of any OP Units assigned to that Assignee, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner. Any OP Units redeemed by the Partnership pursuant to this Section 8.5.A shall be cancelled upon such redemption.

B.            General Partner Assumption of Right. (i) Notwithstanding the provisions of Section 8.5.A hereof, if a holder of an OP Unit has delivered to the Partnership a Notice of Redemption, then the General Partner may, in its sole and absolute discretion (subject to the limitations on ownership and transfer of the Common Shares set forth in the Articles of Incorporation), elect to assume and satisfy the Partnership’s redemption obligation and acquire some or all of the Redeemed Units from the Redeeming Partner in exchange for the Shares Amount (as of the Specified Redemption Date) and, if the General so elects, the Redeeming Partner shall sell the Redeemed Units to the General Partner in exchange for the Shares Amount. In such event, the Redeeming Partner shall have no right to cause the General Partner to redeem such Redeemed Units for the Cash Amount. The General Partner shall give such Redeeming Partner written notice of its election on or before the close of business on the fifth Business Day after the receipt of the Notice of Redemption.

C.            Exchange Right. The Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable Common Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Articles of Incorporation or the bylaws of the General Partner, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such Common Shares entered into by the Redeeming Partner. Notwithstanding any delay in such delivery (but subject to Section 8.5.E), the Redeeming Partner shall be deemed the owner of such Common Shares for all purposes, including rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the Common Shares for which the OP Units might be exchanged shall bear the legend set forth in the Articles of Incorporation.

D.            Clipper Common Shares. Each Partner covenants and agrees with the General Partner that all Redeemed Units shall be delivered to the General Partner, free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Redeemed Units, the General Partner shall be under no obligation to acquire the same.

E.            Limitations. Notwithstanding the provisions of Sections 8.5.A, 8.5.B, 8.5.C or any other provision of this Agreement, a holder of OP Units (a) shall not be entitled to effect a redemption pursuant to the Redemption Right to the extent that, assuming the General Partner makes the election described in Section 8.5.B, the ownership or right to acquire Common Shares pursuant to such exchange by such holder on the Specified Redemption Date could cause such holder or any other Person to violate the restrictions on ownership and transfer of the General Partner’s stock set forth in the Articles of Incorporation, and (b) shall have no rights under this Agreement to acquire Common Shares which would otherwise be prohibited under the Articles of Incorporation. To the extent any attempted exercise of the Redemption Right would be in violation of this Section 8.5.E, it shall be null and void ab initio and such holder of an OP Unit shall not acquire any rights or economic interest in the cash otherwise payable, or the Common Shares otherwise issuable, upon such redemption.

F.            Additional Conditions. Notwithstanding anything herein to the contrary (but subject to Section 8.5.E), with respect to any redemption pursuant to the Redemption Right: (a) without the consent of the General Partner, each holder of an OP Unit may not effect a redemption for less than 1,000 OP Units or, if the holder holds less than 1,000 OP Units, all of the OP Units held by such holder; (b) the consummation of any redemption of OP Units shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (c) each Redeeming Partner shall continue to own all OP Units subject to any redemption, and be treated as a Partner with respect to such OP Units for all purposes of this Agreement, until such OP Units are transferred to the Partnership or the General Partner, as applicable, and paid for or exchanged for Common Shares on the Specified Redemption Date. Until a Specified Redemption Date, the Redeeming Partner shall have no rights as a stockholder of the General Partner with respect to such Redeeming Partner’s OP Units.

H.            Additional Partnership Interests. In the event that the Partnership issues Partnership Interests to any Additional Limited Partner pursuant to Article IV hereof and such additional Partnership Interests are, by their terms, to be entitled to the Redemption Right described in this Section 8.5, the General Partner shall make such amendments to this Section 8.5 as it determines are necessary to reflect the issuance of such Partnership Interests (including setting forth any restrictions on the exercise of the Redemption Right with respect to such Partnership Interests).

I.            LTIP Unit Exception and Redemption of OP Units Issued Upon Conversion of LTIP Units. Holders of LTIP Units shall not be entitled to the Redemption Right provided for in Section 8.5.A hereof unless and until such LTIP Units have been converted into OP Units (or any other class or series of any other class of Partnership Units entitled to such Redemption Right) in accordance with their terms. Notwithstanding the foregoing, and except as otherwise permitted by the award, plan or other agreement pursuant to which an LTIP Unit was issued, the Redemption Right shall not be exercisable with respect to any OP Unit issued upon conversion of an LTIP Unit until on or after the date that is two years after the date on which the LTIP Unit was issued; provided, however, that the foregoing restriction shall not apply if the Redemption Right is exercised by a LTIP Unit holder in connection with a transaction that falls within the definition of a “change of control” under the agreement(s) pursuant to which the LTIP Units were issued to him.

Section 8.6            Duties and Conflicts

The Partners recognize that each of the other Partners, any Affiliate of any Partner and any officer, trustee, director, member, employee, agent, or shareholder of any Limited Partner have or may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, which may be in conflict or competition with the business of the Partnership, or that are enhanced by the activities of the Partnership, and that it is not wrongful or improper for such Persons to carry on such other business interests, activities and investments in addition to those relating to the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and no such Person shall have any obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

In addition, the Partners recognize that certain of the Limited Partners may have interests that conflict with those of the Partnership or Subsidiaries. In deciding whether to take any actions, such Limited Partners and any Affiliate of such Limited Partners shall be under no obligation to consider the separate interests of the Partnership or Subsidiary and shall have no fiduciary obligations to the Partnership or Subsidiary and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts; nor shall the Partnership, the General Partner or any Subsidiary be under any obligation to consider the separate interests of the Limited Partners and any Affiliate of any Limited Partner in such Limited Partners’ independent capacities or have any fiduciary obligations to the Limited Partners and any Affiliate of any Limited Partner in such capacity or be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners and any Affiliate of any Limited Partner in such independent capacities arising from actions or omissions taken by the Partnership or its Subsidiaries.

Notwithstanding the foregoing, without the General Partner’s prior consent, no Limited Partner shall knowingly take any action, including acquiring, directly or indirectly, an interest in any tenant of a property which would have, through the actual or constructive ownership of any tenant of any property, the effect of causing the percentage of the gross income of the General Partner that fails to be treated as “rents from real property” within the meaning of Section 856(d) of the Code to exceed such percentage on the date hereof. Each Limited Partner shall have a duty to notify the General Partner on a timely basis of any potential acquisition or change in ownership that could reasonably be expected to have such effect.

Section 8.7            Bankruptcy of a Limited Partner

The Bankruptcy of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Income or Net Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve to such Limited Partner’s successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such Assignee(s) become a Limited Partner except in accordance with the terms of this Agreement.

Section 8.8            Right of Offset

The General Partner shall have the right to offset any amounts owed to the Partnership or the General Partner by any Limited Partner pursuant to (i) any written agreement between such Limited Partner and the Partnership, the General Partner or an Affiliate of either of them pursuant to which such Limited Partner acquired Partnership Units or (ii) the provisions of Section 5.2 of this Agreement, against any amounts owed to such Limited Partner by the Partnership or the General Partner hereunder, including the right to cancel or acquire, as applicable, the Partnership Units held by such Limited Partner, based on the Cash Amount that would be payable therefor, assuming a redemption as of the date of cancellation or acquisition, as applicable. In exercising the foregoing offset rights, the General Partner shall be required to give a Limited Partner, in the case of an offset against a distribution, five (5) days prior written notice (provided, however, that if a distribution is to be made at any time during such five day period the General Partner may retain the distribution payable to any Limited Partner to whom such a written notice has been given to the extent of the amount owed by such Limited Partner pending the passage of such period and upon the passage of such period without payment of all amounts owed by the applicable Limited Partner, the General Partner shall be entitled to the right of offset described above, it being understood that if the Limited Partner pays in full the amount owed the General Partner shall promptly release the retained distribution to such Limited Partner) and, in the case of an offset against Partnership Units (through cancellation or acquisition), 10 days’ prior written notice, in each case of the amount owed (determined as of a date reasonably close to the date of such notice) and the proposed offset and the Limited Partner has not paid the amount owed within such period.

ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1            Records and Accounting.

The General Partner shall, at the cost and expense of the Partnership, keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any digital or other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or such other basis as the General Partner determines to be necessary or appropriate. Such books and records shall be kept on the basis of the Partnership Year. Each Partner, at such Partner’s own expense upon not less than 20 days prior written notice, shall have the right to inspect the books and records of the Partnership during normal business hours at the Partnership’s principal place of business. The written notice given by any Partner of such Partner’s desire to inspect the books and records of the Partnership shall specify the purpose of such inspection and how such purpose is reasonably related to such Partner’s interest in the Partnership. The General Partner shall have the right to keep confidential from such Partner for such period of time as the General Partner deems reasonable, any information the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which would not be in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential.

Section 9.2            Fiscal Year.

The fiscal year of the Partnership shall be the calendar year.

Section 9.3            Reports.

A.            Annual Reports. As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner. Notwithstanding the foregoing, the annual report of the General Partner filed pursuant to the Exchange Act shall satisfy the foregoing obligation of the Partnership, and such report shall be deemed delivered to each Partner if it is filed with the SEC via EDGAR.

B.            Quarterly Reports. If and to the extent that the General Partner mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on which such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner, if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate. Notwithstanding the foregoing, the quarterly reports of the General Partner filed pursuant to the Exchange Act shall satisfy the foregoing obligation of the Partnership, and such reports shall be deemed delivered to each Partner if they are filed with the SEC via EDGAR.

C.            Other Reports. The Partnership shall also cause to be prepared and transmitted to the General Partner (i) such reports and/or information as are necessary for it to fulfill its obligations under the Securities Act, the Exchange Act and the applicable stock exchange rules, and under any other regulations to which such Partner or the Partnership may be subject, and (ii) such other reports and/or information as are necessary for the General Partner to determine and maintain its qualification as a REIT and its compliance with the REIT Requirements, but only for so long as the General Partner elects to remain qualified as a REIT, its earnings and profits derived from the Partnership, its liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case in a manner that will permit the General Partner to comply with its respective obligations to file federal, state and local tax returns and information returns and to provide its stockholders with tax information.

D.            Delivery Method. Notwithstanding the foregoing, the General Partner may deliver to the Limited Partners each of the reports described above, as well as any other communications that it may provide hereunder, by e-mail or by any other electronic means, including by posting the same on a website or other electronic forum access to which is made available to Limited Partners.

ARTICLE X
TAX MATTERS

Section 10.1            Preparation of Tax Returns.

Consistent with all other provisions of this Agreement, the General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of Partnership income, gains, deductions, losses and other items, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, credits and tax accounting methods and procedures, and all tax elections. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall furnish by July 31 of the year immediately following each taxable year, or as soon as reasonably practicable thereafter, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. If required under the Code or applicable state or local income tax law, the General Partner shall also arrange for the preparation and timely filing of all returns of income, gains, deductions, losses and other items required of the Subsidiaries of the Partnership for federal income tax purposes and shall use all reasonable efforts to furnish, as soon as reasonably practicable, the tax information required by the Limited Partners for U.S. federal and state income tax reporting purposes.

Section 10.2            Tax Elections.

A.            Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

B.            To the extent provided for in Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests intended to qualify as a “profits interest” and issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

Section 10.3            Tax Matters Partner.

A.            General. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

B.            Powers. The tax matters partner is authorized, but not required:

(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

C.            Reimbursement. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4            Organizational Expenses.

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180 month period as provided in Section 709 of the Code.

Section 10.5            Withholding.

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to clauses (i) or (ii) of this Section 10.5 shall be treated as having been distributed to such Limited Partner. Nothing in this Section 10.5 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make payments on account of any liability of the Partnership under a withholding tax act. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large U.S. money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder. Upon a Limited Partner’s complete withdrawal from the Partnership, such Limited Partner shall be required to restore funds to the Partnership to the extent that the cumulative amount of taxes withheld from or paid on behalf of, or with respect to, such Limited Partner exceeds the sum of such amounts (a) repaid to the Partnership by such Limited Partner, (b) withheld from distributions to such Limited Partner and (c) paid by the General Partner on behalf of such Limited Partner.

ARTICLE XI
TRANSFERS AND WITHDRAWALS

Section 11.1            Transfer.

A.            Definition. The term “transfer,” when used in this Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partnership Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partnership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article XI does not include (a) any redemption or repurchase of Partnership Units by the Partnership from a Partner (including the General Partner) or (b) any acquisition of Partnership Units from a Limited Partner by the General Partner pursuant to Section 8.5 hereof or otherwise. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and no part of the interest of a Limited Partner may be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.            General. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio.

Section 11.2            Transfers of Partnership Interests of General Partner.

A.            The General Partner may not transfer any of its Partnership Interest except in connection with (i) a transaction permitted under Section 11.2.B, (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the General Partner, (iii) a transfer to any Subsidiary of the General Partner or (iv) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.2.B or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.2.A.

B.            The General Partner shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.2.A, any sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Adjustment Factor”) (“Termination Transaction”), unless (i) it receives the consent of a Majority in Interest of the Outside Limited Partners, (ii) following such merger or other consolidation, substantially all of the assets of the surviving entity consist of OP Units or (iii) as a result of which all Limited Partners either will receive, or will have the right to receive, for each Partnership Unit an amount of cash, securities, or other property paid in the Termination Transaction to a holder of one Common Share; provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding Common Shares of the General Partner, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Common Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer.

C.            The General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a General Partner other than the General Partner, unless the successor General Partner executes and delivers a counterpart to this Agreement in which such General Partner agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a General Partner.

D.            Upon any transfer of the General Partner’s Partnership Interest in accordance with the provisions of this Section 11.2, the transferee shall become a successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner with respect to the Partnership Interest transferred, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and conditions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer by the General Partner otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners accruing prior to the date of such transfer. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon an event of Bankruptcy of the General Partner, the remaining Partners may agree in writing to continue the business and affairs of the Partnership by selecting a successor General Partner in accordance with the Act.

Section 11.3            Limited Partners’ Rights to Transfer.

A.            General. No Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be granted or withheld by the General Partner in its sole and absolute discretion; provided, however, that if a Limited Partner is subject to Incapacity, such Incapacitated Limited Partner may transfer all or any portion of its Partnership Interest without the prior consent of the General Partner so long as the transfer satisfies the other applicable requirements of this Article. Notwithstanding the foregoing, any Limited Partner may, at any time, without the consent or approval of the General Partner, (a) Transfer all or part of its Partnership Units to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate or (b) pledge all or any portion of its Partnership Units to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Units to such lending institution in connection with the exercise of remedies under such loan or extension of credit. To the extent such a Transfer is made to a Controlled Entity or any Affiliate and such Transferee thereafter ceases to be a Controlled Entity or Affiliate of such transferor Limited Partner, then a Transfer shall be deemed to occur at such time as such Transferee ceases to be a Controlled Entity or any Affiliate of such transferor. It is a condition to any transfer otherwise permitted under any provision of this Section 11.3 that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Units arising after the effective date of the transfer and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by the successor entity by operation of law, and other than pursuant to an exercise of Redemption Rights pursuant to this Agreement wherein all obligations and liabilities of the transferor Partner arising from and after the date of such transfer shall be assumed by the General Partner) shall relieve the transferor Limited Partner of its obligations under this Agreement prior to the effective date of such transfer.

B.            Incapacitated Limited Partners. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

C.            No Transfers Violating Securities Laws. Without limiting the generality of Section 11.3.A hereof (and in addition to the requirements set forth in that section), the General Partner may prohibit any transfer by a Limited Partner of such Limited Partner’s Partnership Interest if, in the determination of the General Partner, after consulting with legal counsel, the proposed transfer would require filing of a registration statement under the Securities Act (and the filing has not been made or is not effective) or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

D.            No Transfers Affecting Tax Status of Partnership. No transfer of Partnership Units by a Limited Partner (including in connection with a proposed redemption pursuant to Section 8.5 hereof) may be made to any Person if (i) in the determination of the General Partner, the transfer could result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the Partnership for federal income tax purposes (except as a result of the redemption for Common Shares of all OP Units, if any, held by all Outside Limited Partners or pursuant to a transaction not prohibited under Section 11.2 hereof), (ii) the General Partner determines that it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code), (iv) such transfer could, in the judgment of the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, (v) such transfer would subject the Partnership to regulation under the Investment Company Act of 1940, as amended, the Investment Adviser’s Act of 1940, as amended, or the fiduciary responsibility provisions of ERISA, or (vi) such transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise would cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code and the regulations promulgated thereunder.

E.            No Transfers to Holders of Nonrecourse Liabilities. No pledge or transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability without the General Partner’s prior consent, which may be given or withheld in the General Partner’s sole and absolute discretion; provided, that if the General Partner determines to grant its consent, as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

F.            Register. The General Partner shall keep in the principal business office of the Partnership, or such other place as may be determined by the General Partner, a register for the Partnership on which the transfer of Partnership Units shall be shown (the “Register”). The Register shall not be deemed part of this Agreement. Nothing herein shall be deemed a consent to any transfer otherwise prohibited under this Agreement. Subject to the terms of this Agreement, the General Partner may take any action authorized hereunder in respect of the register without any need to obtain the consent of any other Partner. No action of any Limited Partner shall be required to amend or update the register. Except as required by law, no Limited Partner shall be entitled to receive a copy of the information set forth in the register relating to any Partner other than itself.

Section 11.4            Substituted Limited Partners.

A.            Consent of General Partner. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his, her or its place. The General Partner shall have the sole and exclusive right to grant or withhold consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. A Person shall be admitted to the Partnership as a Substituted Limited Partner only upon the aforementioned consent of the General Partner and the furnishing to the General Partner of (i) evidence of acceptance in form and substance satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as a Substituted Limited Partner. The admission of any Person as a Substituted Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission, and subject to Section 11.6.C below.

B.            Rights of Substituted Limited Partner. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

C.            Amendment and Restatement of Exhibit A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereof to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account, number of Partnership Units and Percentage Interest of the predecessor of such Substituted Limited Partner.

Section 11.5            Assignees.

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interest in any matter presented to the Limited Partners for a vote (such Partnership Interest being deemed to have been voted on such matter in the same proportion as all other Partnership Interest held by Limited Partners are voted). If any Assignee desires to make a further assignment of any such Partnership Interest, such Assignee and such transfer shall be subject to all of the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to assign his, her or its Partnership Interest.

Section 11.6            General Provisions.

A.            Withdrawal of Limited Partner. No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as a result of a permitted transfer of all of such Limited Partner’s Partnership Interest in accordance with this Article XI or pursuant to redemption of all of its Partnership Units, or the acquisition thereof by the General Partner, under Section 8.5 hereof.

B.            Termination of Status as Limited Partner. Any Limited Partner who shall transfer all of its Partnership Interest in a transfer permitted pursuant to this Article XI or pursuant to redemption of all of his, her or its Partnership Units under Section 8.5 hereof shall cease to be a Limited Partner upon the admission of all assignees of such Partnership Interest as Substituted Limited Partners. Similarly, any Limited Partner who shall transfer all of his, her or its Partnership Units pursuant to a redemption of all of his, her or its Partnership Units, or the acquisition thereof by the General Partner, under Section 8.5 hereof shall cease to be a Limited Partner.

C.            Timing of Transfers. Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees (in its sole and absolute discretion).

D.            Allocations. If any Partnership Interest is transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article XI or redeemed or transferred pursuant to Section 8.5 hereof on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly, or a monthly proration period, in which event Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be prorated based upon the applicable method selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or redemption occurs shall be allocated to the Person who is a Partner as of midnight New York City time on the last day of said month. All distributions attributable to such Partnership Interest with respect to which the Partnership Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions thereafter attributable to such Partnership Interest shall be made to the transferee Partner.

E.            Additional Restrictions. In addition to all other restrictions on transfer herein contained, including without limitation the provisions of this Article XI, in no event may any transfer or assignment of a Partnership Interest by any Partner or Assignee (including pursuant to Section 8.5 hereof) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if the General Partner determines such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption for Common Shares of all OP Units held by all Limited Partners (other than the General Partner and its Subsidiaries) or pursuant to a transaction not prohibited under Section 11.2 hereof); (v) if the General Partner, in its sole and absolute discretion, determines such transfer could cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the redemption for Common Shares of all Partnership Units held by all Limited Partners (other than the General Partner and its Subsidiaries) or pursuant to a transaction not prohibited under Section 11.2 hereof); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such transfer would cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.1-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if such transfer would be effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer would cause the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code; (x) if such transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Adviser’s Act of 1940 or ERISA, each as amended; (xi) if such transfer could adversely affect the ability of the General Partner to remain qualified as a REIT; or (xii) if the General Partner determines such transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

F.            Avoidance of “Publicly Traded Partnership” Status. The General Partner shall (i) use commercially reasonable efforts (as determined by it in its sole and absolute discretion exercised in good faith) to monitor the transfers of interests in the Partnership to determine (a) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (b) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) and (ii) take such steps as it believes are commercially reasonable and appropriate (as determined by it in its sole and absolute discretion exercised in good faith) to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

ARTICLE XII
ADMISSION OF PARTNERS

Section 12.1            Admission of Successor General Partner.

A successor to all of the General Partner’s General Partnership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner’s executing and delivering to the Partnership a written acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partnership Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

Section 12.2            Admission of Additional Limited Partners.

A.            General. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form and substance satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B.            General Partner’s Consent. No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent shall be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission. Regardless of the means by which any Additional Limited Partner is admitted to the Partnership, such Additional Limited Partner shall, automatically upon such admission, become subject to and bound by all of the terms and conditions of this Agreement, including, without limitation, Section 2.4 hereof.

C.            Allocations to Additional Limited Partners. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event Net Income, Net Losses, and each item thereof would be prorated based upon the applicable period selected by the General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner. All distributions with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

ARTICLE XIII
DISSOLUTION AND LIQUIDATION

Section 13.1            Dissolution Events.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following events (each a “Liquidating Event”):

(i)            a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a Majority in Interest of the remaining Outside Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;

(ii)            an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion;

(iii)            the entry of a decree of judicial dissolution of the Partnership by a court of competent jurisdiction pursuant to the provisions of the Act;

(iv)            the occurrence of any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership; or

(v)            the incapacity or withdrawal of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute General Partner.

Section 13.2            Winding Up.

A.            General. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business. In the event of the winding up of the Partnership, a proper accounting (which shall be certified by independent public accountants) shall be made of the Capital Account of each Partner and of the Net Income and Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution. The General Partner or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner in its sole and absolute discretion, include equity or other securities of the General Partner or any other entity) shall be applied and distributed in the following order:

(1)	First, in satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners in the order of priority as provided by law (whether by payment or the making of reasonable provision for payment thereof);

(2)	Second, the establishment of reserves as determined by the General Partner to provide for contingent liabilities, if any;

(3)	Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(4)	Fourth, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(5)	The balance, if any, to the General Partner and Limited Partners in accordance with Section 5.1.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

B.            Deferred Liquidation. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash or cash equivalents, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the Liquidator’s good faith judgment, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.            Deferred Liquidation. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be:

(1)	distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

Section 13.3           No Obligation to Restore Deficit.

If any Partner has a deficit balance in his, her or its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

Section 13.4           Deemed Distribution and Recontribution.

Notwithstanding any other provision of this Article XIII, in the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereof, the Partnership shall be deemed to have contributed all Partnership property and liabilities to a new limited partnership in exchange for an interest in such new limited partnership and immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new limited partnership to the Partners.

Section 13.5           Rights of Limited Partners.

Except as otherwise provided in this Agreement (i) each Limited Partner shall look solely to the assets of the Partnership for the return of his, her or its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership and (ii) no Limited Partner shall have priority over any other Partner as to the return of his, her or its Capital Contributions, distributions, or allocations.

Section 13.6           Notice of Dissolution.

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.7           Termination of Partnership and Cancellation of Certificate of Limited Partnership.

Upon the completion of the winding up of the Partnership and liquidation of its assets, as provided in Section 13.2 hereof, the Partnership shall be terminated by filing a certificate of cancellation with the Secretary of State of the State of Delaware, canceling all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and taking such other actions as may be necessary to terminate the Partnership.

Section 13.8           Reasonable Time for Winding Up.

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

Section 13.9           Waiver of Partition.

No Partner and no successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any Partnership property partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby irrevocably waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 13.10         Liability of Liquidator.

The Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnified Party may be indemnified pursuant to Section 7.7 hereof.

Section 13.11         Documentation of Liquidation.

Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidator shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

ARTICLE XIV
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

Section 14.1           Amendments.

A.            General. The General Partner has the sole and exclusive right to propose amendments to this Agreement. Following any such proposal (except with respect to an amendment pursuant to Section 14.1.B hereof), the General Partner shall submit any proposed amendment to the Limited Partners and shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as otherwise provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of a Majority in Interest.

B.            Amendments Not Requiring Limited Partner Approval. Subject to Section 14.1.C and 14.1.D, the General Partner shall have the sole and exclusive power, without the Consent of the Limited Partners, to amend this Agreement as may be required to reflect any changes to this Agreement that the General Partner deems necessary or appropriate in its sole and absolute discretion. Without limitation, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)            to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)            to reflect the issuance of additional Partnership Units or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii)            to set forth or amend the designations, rights (including Redemption Rights that differ from those specified in Section 8.5 hereof), powers, duties, and preferences of Partnership Units issued pursuant to Section 4.2.A hereof;

(iv)            to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(v)            to reflect such changes as are reasonably necessary for the General Partner to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS;

(vi)            to modify how Capital Accounts are computed;

(vii)            to include provisions in this Agreement that may be referenced in any rulings, regulations, notices, announcements, or other guidance regarding the federal income tax treatment of compensatory partnership interests issued and made effective after the date hereof or in connection with any elections that the General Partner determines to be necessary or advisable in respect of any such guidance. Any such amendment may include, without limitation, (a) a provision authorizing or directing the General Partner to make any election under the such guidance, (b) a covenant by the Partnership and all of the Partners to agree to comply with the such guidance, (c) an amendment to the Capital Account maintenance provisions and the allocation provisions contained in this Agreement so that such provisions comply with (I) the provisions of the Code and the Regulations as they apply to the issuance of compensatory partnership interests and (II) the requirements of such guidance and any election made by the General Partner with respect thereto, including, a provision requiring “forfeiture allocations” as appropriate. Any such amendments to this Agreement shall be binding upon all Partners; and

(viii)            to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken.

C.            Amendments Requiring Certain Limited Partner Approval. Notwithstanding Section 14.1.A and Section 14.1.B hereof, this Agreement shall not be amended with respect to any Partner materially adversely effected thereby without the Consent of such Partner if such amendment would (i) convert a Limited Partner’s Partnership Interest in the Partnership into a General Partnership Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of such Partner to receive distributions pursuant to Article V or Article XIII, or the allocations specified in Article VI (except as permitted pursuant to Section 4.2, Section 5.5, Section 6.2 and Section 14.1.B(iii) hereof) in a manner adverse to such Partner; (iv) alter or modify the Redemption Right and Shares Amount as set forth in Section 8.5 hereof, and the related definitions, in a manner adverse to such Partner (except as permitted in Section 8.5.E hereof); (v) cause the termination of the Partnership prior to the time set forth in Section 2.5 or 13.1 hereof or (vi) amend this Section 14.1.C; provided, however, that the Consent of each Partner adversely affected shall not be required for any amendment or action that affects all Partners holding the same class or the series of a class of Partnership Units on a uniform or pro rata basis. Any amendment consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such Consent by any other Partner. For the avoidance of doubt, any amendment that would require the Consent of Partners adversely affected pursuant to this Section 14.1.C shall be effective with respect to all Partners who are not adversely affected thereby without the Consent of such Partners.

D.            Other Amendments Requiring Limited Partner Approval. Notwithstanding Section 14.1.A or Section 14.1.B hereof, the General Partner shall not amend Section 4.2.A, Section 7.5, Section 11.2 or Section 14.2 hereof without the Consent of a Majority in Interest.

E.            Amendment and Restatement of Exhibit A Not An Amendment. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereof by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(23) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary, by the General Partner without the Consent of the Limited Partners.

F.            Amendment by Merger. In the event that the Partnership participates in any merger (including a triangular merger), consolidation or combination with another entity in a transaction not otherwise prohibited by this Agreement and as a result of such merger, consolidation or combination this Agreement is to be amended (or a new agreement for a limited partnership or limited liability company, as applicable, is to be adopted for the surviving entity) and any of the Limited Partners will hold equity interests in the continuing or surviving entity, then any such amendments to this Agreement (or changes from this Agreement reflected in the new agreement for the surviving entity) that would have required the consents provided in Section 14.1.C and 14.1.D shall require such consents.

Section 14.2           Meetings of the Partners.

A.            General. Meetings of the Partners may be called only by the General Partner. The call shall state the nature of the business to be transacted at the meeting. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the meeting date; provided that a Partner’s attendance at any meeting of Partners shall be deemed a waiver of the foregoing notice requirement with respect to such Partner. Partners may vote in person or by proxy at such meetings. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a Majority in Interest shall control.

B.            Actions Without a Meeting. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one (1) instrument or in several instruments, and shall have the same force and effect as a vote of a Majority in Interest (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C.            Proxy. Each Limited Partner may authorize any Person(s) to act for such Limited Partner by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his, her or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executive such proxy.

D.            Conduct of Meeting. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in the sole and absolute discretion of the General Partner or such other Person, as the case may be. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time, and as part of, meetings of the General Partner’s shareholders.

ARTICLE XV
GENERAL PROVISIONS

Section 15.1           Addresses and Notice.

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person, or by electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service), by press release, by posting on the internet site or other comparable forum of the Partnership or the General Partner, or when sent by first class U.S. mail or courier to such Partner or Assignee at the address set forth in Exhibit A hereof or such other address of which such Partner or Assignee shall notify the General Partner in writing.

Section 15.2           Titles and Captions.

All article or section titles or captions in this Agreement are for convenience only and are to be ignored in interpreting and construing the provisions hereof. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3           Pronouns and Plurals.

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4           Further Action.

The parties shall hereafter execute and deliver all documents, provide all information and do or not do such acts or things as may be necessary or appropriate to achieve the purposes of this Agreement and as are not inconsistent with the terms hereof.

Section 15.5           Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors, executors, administrators, legal representatives and permitted assigns, except as otherwise expressly provided herein.

Section 15.6           Creditors; Other Third Parties.

The provisions of this Agreement only define the interests of the parties between and among themselves; no other Person (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. Other than as expressly set forth herein with regard to any Indemnified Party, no creditor of the Partnership or other third party having dealings with the Partnership shall have the right to enforce any of the provisions of this Agreement, or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective permitted successors and permitted assigns. None of the rights or obligations of the Partners set forth herein to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any Debt or other obligation of the Partnership or of any of the Partners.

Section 15.7           Waiver.

A.            No failure by any party to insist on the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

B.            The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner in its sole and absolute discretion (on behalf of the Partnership), in one or more instances, from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or the same series of a class of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Limited Partners holding such class or such series of a class of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Articles of Incorporation shall be made and shall be effective only as provided in the Articles of Incorporation.

Section 15.8           Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing his, her or its signature hereto.

Section 15.9          Applicable law; Consent To Jurisdiction; Jury Trial.

A.            APPLICABLE LAW. THIS AGREEMENT (AND ANY DISPUTE, CONTROVERSY, PROCEEDINGS OR CLAIM OF WHATEVER NATURE ARISING OUT OF THIS AGREEMENT OR ITS FORMATION) SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. IN THE EVENT OF A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY NON-MANDATORY PROVISION OF THE ACT, THE PROVISIONS OF THIS AGREEMENT SHALL CONTROL AND TAKE PRECEDENCE.

B.            Consent to jurisdiction; WAIVER OF JURY TRIAL. Each Partner hereby (i) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.10          Invalidity of Provisions.

If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, or the application of such provision to Persons or circumstances other than those to which such provision is held invalid, illegal or unenforceable in any respect, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 15.11          Entire Agreement.

This Agreement and all Exhibits hereof (such Exhibits being incorporated herein by reference as if fully set forth herein) contains the entire understanding and agreement between and among the Partners with respect to the subject matter hereof and the rights, interests and obligations of the Partners with respect to the Partnership and supersede any and all prior written or oral understandings or agreements among them with respect the subject matter hereof. Notwithstanding any provision in this Agreement to the contrary, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into side letters or similar written agreements with Limited Partners that are not an Affiliate of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, which may have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.12         No Rights as Shareholders.

Nothing contained in this Agreement shall be interpreted or construed as conferring upon the holders of Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of directors of the General Partner or any other matter.

Section 15.13          Limitation to Preserve REIT Status.

Notwithstanding anything else in this Agreement, with respect to any period in which the General Partner has elected to be treated as a REIT for federal income tax purposes, to the extent that any amount paid, credited, distributed or reimbursed by the Partnership to the General Partner or its officers, directors, employees or agents pursuant to Section 7.4 or Section 7.7 hereof, would constitute gross income to the General Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code (a “General Partner Payment”) then, notwithstanding any other provision of this Agreement, the amount of such General Partner Payments, as selected by the General Partner in its sole and absolute discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the General Partner Payments, as so reduced, for or with respect to the General Partner shall not exceed the lesser of:

(i)          an amount equal to the excess, if any, of (a)  4.9% of the General Partner’s total gross income (but not including the amount of any General Partner Payments) for the fiscal year over (b) the amount of gross income (within the meaning of Section 856(c)(2) of the Code) derived by the General Partner from sources other than those described in subsections (A) through (I) of Section 856(c)(2) of the Code (but not including the amount of any General Partner Payments); or

(ii)          an amount equal to the excess, if any of (a) 24.9% of the General Partner’s total gross income (but not including the amount of any General Partner Payments) for the fiscal year over (b) the amount of gross income (within the meaning of Section 856(c)(3) of the Code) derived by the General Partner (if it is to be qualified as a REIT) from sources other than those described in subsections (A) through (I) of Section 856(c)(3) of the Code (but not including the amount of any General Partner Payments);

provided, however, that General Partner Payments in excess of the amounts set forth in subparagraphs (i) and (ii) of this Section 15.13 may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts would not adversely affect the General Partner’s ability to qualify as a REIT. To the extent General Partner Payments may not be made in a Partnership Year due to the limitations set forth in this Section 15.13, such General Partner Payments shall carry over and be treated as arising in the following Partnership Year, if such carry over does not adversely affect the General Partner’s ability to qualify as a REIT (if it is to be qualified as a REIT); provided, however, that (i) as General Partner Payments are made, such payments shall be applied first to carry over amounts outstanding, if any, and (ii) with respect to carry over amounts for more than one (1) Partnership Year, such payments shall be applied to the earliest Partnership Year first. The purpose of the limitations contain in this Section 15.13 is to prevent the General Partner from failing to qualify as a REIT by reason of the General Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly, from the Partnership, and this Section 15.13 shall be interpreted and applied to effectuate such purpose.

Section 15.14         Investment Representations.

A.            Each Limited Partner acknowledges that it (i) has been given full and complete access to the Partnership, (ii) has had the opportunity to review all documents relevant to its decision to enter into this Agreement, and (iii) has had the opportunity to ask questions of the Partnership concerning its investment in the Partnership and the transactions contemplated hereby.

B.            Each Limited Partner acknowledges that it understands that the Partnership Units to be purchased or otherwise acquired by it hereunder will not be registered under the Securities Act in reliance upon the exemption afforded by Section 4(a)(2) thereof for transactions by an issuer not involving any public offering, and will not be registered or qualified under any applicable state securities laws.

Section 15.15         Trust Provision.

This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything herein subject the individual property of any trustee to any liability.

Section 15.16         Partners Not Agents.

Nothing herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

IN WITNESS WHEREOF, the General Partner has executed this Agreement as of the date first written above.

CLIPPER REALTY INC.

By:	/s/ David Bistricer
	Name:	David Bistricer
	Title:	Chief Executive Officer and President

[Signature Page to Clipper Realty L.P. Partnership Agreement]

EXHIBIT A

CLIPPER REALTY L.P.
PARTNERS AND PARTNERSHIP INTERESTS

(as of August 3, 2015)

Partner	Partnership Units	Capital Contribution	Percentage Interest
General Partner:
Clipper Realty Inc.	11,422,606 OP Units	$134,595,004.19	96.79%

Limited Partners:
David Bistricer	133,334 LTIP Units		1.13%
Sam Levinson	100,000 LTIP Units		0.85%
Jacob Schwimmer	46,667 LTIP Units		0.39%
Lawrence Kreider	46,667 LTIP Units		0.39%
JJ Bistricer	46,667 LTIP Units		0.39%
Howard Lorber	1,667 LTIP Units		0.01%
Robert Ivanhoe	1,667 LTIP Units		0.01%
Robert Verrone	1,667 LTIP Units		0.01%

A-1

EXHIBIT B
CAPITAL ACCOUNT MAINTENANCE

1.            Capital Accounts of the Partners

A.            The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C hereof.

B.            For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(1)	Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners’ Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv) (m)(4).

(2)	The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(3)	Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

B-1

(4)	In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(5)	In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(6)	Any items specially allocated under Section 2 of Exhibit C hereof shall not be taken into account.

C.          Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Exhibit B.

D.          (1)   Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

(1)	Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the acquisition of more than a de minimis additional interest in the Partnership by any new or existing Partner in consideration for such Partner's provision of services to or for the benefit of the Partnership; and (d) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

(2)	In accordance with Regulations Section 1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

B-2

(3)	In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

E.            The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article VI of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.            No Interest

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners’ Capital Accounts.

3.            No Withdrawal

No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles IV, V, VIII and XIII of the Agreement.

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EXHIBIT C
SPECIAL ALLOCATION RULES

1.            Special Allocation Rules.

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

A.          Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

B.          Partner Minimum Gain Chargeback. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i) (4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership Year, other than allocations pursuant to Section 1.A hereof.

C.          Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), l.704-1(b)(2)(ii)(d)(5), or 1.704- l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a “qualified income offset” under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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D.          Gross Income Allocation. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

E.          Nonrecourse Deductions. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

F.          Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

G.          Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704- l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.            Allocations for Tax Purposes

A.          Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

B.          In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

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(1)	(a)	In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution (taking into account Section 2.C of this Exhibit C); and

	(b)	any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

(2)	(a)	In the case of an Adjusted Property, such items shall

	(i)	first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

	(ii)	second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

	(b)	any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of “book” gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

C.            To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners.

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EXHIBIT D
NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) elects to redeem __________ OP Units in Clipper Realty L.P. in accordance with the terms of the Limited Partnership Agreement of Clipper Realty L.P., as amended (the “Partnership Agreement”), and the Redemption Right referred to therein, (ii) surrenders such OP Units and all right, title and interest therein and (iii) directs that promptly after the Specified Redemption Date the Cash Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Common Shares are to be delivered, such Common Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such OP Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender. Capitalized terms used herein have the meanings assigned to them in the Partnership Agreement.

Dated:	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If Shares are to be issued, issue to:

Name:

Please insert social security or identifying number:

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EXHIBIT E
DESIGNATION OF THE PREFERENCES, CONVERSION
AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS,
LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS
AND CONDITIONS OF REDEMPTION
OF THE
LTIP UNITS

The following are the terms of the LTIP Units:

1.	Vesting.

A.            Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.” Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units pursuant to Article XI of the Agreement, including all restrictions therein.

B.            Forfeiture or Transfer of Unvested LTIP Units. Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement resulting in either the forfeiture of any LTIP Units, or the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture. In connection with any forfeiture or repurchase of LTIP Units, the balance of the portion of the Capital Account of the holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E of the Agreement, calculated with respect to the holder’s remaining LTIP Units, if any.

C.            Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

2.	Distributions.

A.            LTIP Distribution Amount. Commencing from the Distribution Participation Date (as defined below) established for any LTIP Units, for any quarterly or other period, holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the amount that would have been payable to such holders if the LTIP Units had been OP Units for the quarterly or other period to which such distributions relate (assuming such LTIP Units was held for the entire quarter or other period) (the “LTIP Distribution Amount”). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions which may be made from time to time, in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions that would have been payable to such holders if the LTIP Units had been OP Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate) which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the OP Units, if any, pursuant to Article V, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on OP Units. Notwithstanding anything in the forgoing to the contrary, prior to the Distribution Participation Date with respect to an LTIP Unit, such LTIP Unit will only be entitled to receive such distributions, other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership, in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise distributable with respect to such LTIP Unit pursuant to this Section 2.A.

B.            Distribution Participation Date. The “Distribution Participation Date” for each LTIP Unit will be either such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued, or if no Distribution Participation Date is so specified, the date on which such LTIP Unit is issued.

3.	Allocations.

Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per OP Unit, subject to the provisos of Section 6.1 of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 3, or to adjust the allocations made under this Section 3 after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls (excluding special allocations under Section 6.1.E of the Agreement), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s OP Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such OP Units in such taxable year. Until the Distribution Participation Date, each LTIP Unit will only be entitled to receive such allocations in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise allocable with respect to such LTIP Unit pursuant to this Section 3.

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4.	Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between Vested LTIP Units and OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided that the foregoing is not intended to alter the special allocations pursuant to Section 6.1.E of the Agreement, differences between non-liquidating distributions to be made with respect to the LTIP Units and OP Units prior to the Distribution Participation Date for such LTIP Units, differences between liquidating distributions to be made with respect to the LTIP Units and OP Units pursuant to Section 13.2 of the Agreement or Section 2.A of this Exhibit E in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to the OP Units due to insufficient special allocations pursuant to Section 6.1.E of the Partnership Agreement or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain such one-for-one correspondence between OP Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding OP Units in Partnership Units, (B) the Partnership subdivides the outstanding OP Units into a greater number of units or combines the outstanding OP Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding OP Units by way of a reclassification or recapitalization of its OP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the OP Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

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5.	Ranking.

The LTIP Units shall rank on parity with OP Units in all respects, subject to the proviso in the first sentence of Section 4 of this Exhibit E.

6.	No Liquidation Preference.

The LTIP Units shall have no liquidation preference.

7.	Right to Convert LTIP Units into OP Units.

A.           Conversion Right. A holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into OP Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into OP Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice (as defined below) conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the holder of the LTIP Units prior to conversion, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into OP Units. In all cases, the conversion of any LTIP Units into OP Units shall be subject to the conditions and procedures set forth in this Section 7.

B.            Number of Units Convertible. A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable OP Units, giving effect to all adjustments (if any) made pursuant to Section 4. Notwithstanding the foregoing, in no event may an LTIP Unitholder convert a Vested LTIP Unit the Book-Up Target of which has not been reduced to zero.

C.            Notice. In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Attachment A to this Exhibit E to the Partnership not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice. Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. Notwithstanding anything herein to the contrary or the holding period requirement of Section 8.5A of the Agreement (but subject to the remainder of Section 8.5 of the Agreement), a holder of LTIP Units may deliver Notice of Redemption pursuant to Section 8.5 of the Agreement relating to those OP Units that will be issued to such holder upon conversion of such LTIP Units into OP Units in advance of the Conversion Date; provided, however, that the redemption of such OP Units by the Partnership shall in no event take place until the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a holder of LTIP Units in a position where, if he or she so wishes, the OP Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion notwithstanding such OP Units were not held for one (1) year, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such OP Units under Section 8.5 of the Agreement by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into OP Units. The General Partner shall cooperate with a holder of LTIP Units to coordinate the timing of the different events described in the foregoing sentence.

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D.           Forced Conversion. The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of OP Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B above. In order to exercise its right to cause a Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Attachment B to this Exhibit E to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.

E.           Conversion Procedures. A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of OP Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of OP Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

F.           Treatment of Capital Account. For purposes of making future allocations under Section 6.1.E of the Agreement, the Economic Capital Account Balance of the applicable LTIP Unitholder shall be reduced, as of the date of conversion, by the amount of such Economic Capital Account Balance attributable to the converted LTIP Units.

G.           Mandatory Conversion in Connection with a Transaction. If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, issuer tender offer for all or substantially all OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which OP Units shall be exchanged for or converted into the right, or the holders of OP Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

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In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of OP Units assuming such holder of OP Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into OP Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a OP Unit would receive if such holder of OP Units failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into OP Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

8.	Redemption at the Option of the Partnership.

LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such LTIP Units.

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9.	Voting Rights.

A.           Voting with OP Units. Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of OP Units; holders of LTIP Units and OP Units shall vote together as a single class, together with any other class or series of units of Limited Partnership Interest in the Partnership upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest of the OP Units.

B.           Special Approval Rights. Except as provided in Section 9.A above, holders of LTIP Units shall only (a) have those voting rights required from time to time by non-waivable provisions of applicable law, if any, and (b) have the additional voting rights that are expressly set forth in this Section 9.B. The General Partner and/or the Partnership shall not, without the affirmative vote of holders of more than 50% of the then outstanding LTIP Units affected thereby, given in person or by proxy, either in writing or at a meeting (voting separately as a class), take any action that would materially and adversely alter, change, modify or amend, whether by merger, consolidation or otherwise, the rights, powers or privileges of such LTIP Units, subject to the following exceptions:

(i)          no separate consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would equally, ratably and proportionately alter, change, modify or amend the rights, powers or privileges of the OP Units (in which event the holders of LTIP Units shall only have such voting rights, if any, as provided in Section 14.1 of the Agreement in accordance with Section 9.A above);

(ii)          with respect to any merger, consolidation or other business combination or reorganization, so long as the LTIP Units either (x) are converted into OP Units immediately prior to the effectiveness of the transaction, (y) remain outstanding with the terms thereof materially unchanged, or (z) if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the OP Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), such merger, consolidation or other business combination or reorganization shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into OP Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section will be the consent of the holders of more than 50% of the LTIP Units to be outstanding following such conversion and OP Units outstanding voting together as a single class pursuant to Section 9.A above;

E-7

(iii)          any creation or issuance of any OP Units or of any class or series of Partnership Units or Preferred Units of the Partnership (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of OP Units or (y) does require such consent and is authorized by a vote of the holders of OP Units and LTIP Units voting together as a single class pursuant to Section 9.A above, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units;

(iv)          any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time; and

(v)          the General Partner shall have the power, without the consent of holders of LTIP Units, to amend the Agreement as may be required to reflect any change to the Agreement not otherwise specifically permitted by this Section 9.B that the General Partner deems necessary or appropriate in its sole discretion, provided that such change does not adversely affect or eliminate any right granted to holders of LTIP Units requiring their approval.

[End of text]

E-8

Attachment A to Exhibit E

Notice of Election by Partner to Convert
LTIP Units into OP Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Clipper Realty L.P. (the “Partnership”) set forth below into OP Units in accordance with the terms of the Limited Partnership Agreement of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

(City)	(State)	(Zip Code)

Signature Guaranteed by:

Attachment B to Exhibit E

Notice of Election by Partnership to Force Conversion
of LTIP Units into OP Units

Clipper Realty L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into OP Units in accordance with the terms of the Limited Partnership Agreement of the Partnership.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Conversion Date: